                                             REGISTRATION NO. 333-______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            PETSVETSANDYOU.COM, INC.
              (EXACT NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

                                   ----------

               FLORIDA                         5999                     59-3619483
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)     CLASSIFICATION CODE NUMBER)     IDENTIFICATION NUMBER)

                               JAMES J. CARLSTEDT
                          C/O PETSVETSANDYOU.COM, INC.
                           10919 N. DALE MABRY HIGHWAY
                              TAMPA, FLORIDA 33618
                                 (813) 960-5601
            (ADDRESS OF PRINCIPAL PLACE OF BUSINESS AND NAME, ADDRESS
                   AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   ----------

                 PLEASE ADDRESS A COPY OF ALL COMMUNICATIONS TO:

                               R. REID HANEY, ESQ.
                               KALISH & WARD, P.A.
                        101 E. KENNEDY BLVD., SUITE 4100
                              TAMPA, FLORIDA 33602
                          TELEPHONE NO. (813) 222-8700
                          TELECOPIER NO. (813) 222-8701

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                                   ----------
                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------
                                                                   PROPOSED         PROPOSED
                                                                    MAXIMUM          MAXIMUM
                                                                   OFFERING         AGGREGATE           AMOUNT OF
TITLE OF EACH CLASS OF SECURITIES              AMOUNT TO BE        PRICE PER         OFFERING          REGISTRATION
         TO BE REGISTERED                       REGISTERED          SHARE            PRICE (1)             FEE
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $.001
per share                                       23,100,000           $1.25          $28,875,000           $7,623
--------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $.001 per share       7,000,000           $1.25           $8,750,000           $2,310
--------------------------------------------------------------------------------------------------------------------
Warrants to purchase shares of Class A
Common Stock                                     2,100,000           $0.00             $0.00               $0.00
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416, additional securities as may be issued pursuant to the anti-dilution provisions of the warrants including the securities comprising a portion thereof, are also being registered.

                                   ----------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  SUBJECT TO COMPLETION DATED ___________, 2000

PRELIMINARY PROSPECTUS

                         [LOGO] PETSVETSANDYOU.COM, INC.

                 35,000 UNITS, EACH CONSISTING OF 600 SHARES OF
                     CLASS A COMMON STOCK AND 200 SHARES OF
                                 PREFERRED STOCK
              2,100,000 WARRANTS TO PURCHASE CLASS A COMMON STOCK

         This is an initial public offering of 35,000 units of PetsVetsandYou.com, Inc. Each unit consists of 600 shares of Class A common stock and 200 shares of preferred stock. Investors meeting certain requirements as to the timing of their purchase will also receive non-redeemable warrants to purchase up to an additional 60 shares of Class A common stock for each unit purchased. The warrants will be exercisable during the period during which the registration statement relating to this offering is effective, which period is anticipated to be approximately 18 months. Thereafter, the warrants will be exercisable only at such times as a registration statement relating to the warrants is effective. In any event, the warrants will terminate and no longer be exercisable as of the fifth anniversary of the date of this prospectus. We anticipate that any future registration statement covering the warrants will only be filed in connection with a "qualified public offering" by us. For this purpose, a "qualified public offering" means an offering of our securities pursuant to which a class of our securities is registered under Section 12 of the Securities Exchange Act of 1934. We cannot guarantee that a registration statement covering the exercise of the warrants (other than the registration statement of which this prospectus is a part) will ever be effective or, consequently, that the warrants will ever be exercisable following the termination of the offering period for this offering. The components of the units and the warrants will be separately transferable immediately upon issuance. The minimum purchase is 2 units, except for investors meeting certain eligibility requirements who may elect to purchase only one unit.

         Our articles of incorporation provide that holders of the Class B common stock, as a class, are entitled to a 25% equity interest in our company and that the holders of the Class A common stock and preferred stock are entitled, collectively, to a 75% equity interest in our company. Our articles of incorporation further provide that we and our shareholders will take such measures from time to time as are necessary or appropriate to maintain these relative ownership interests. As a result, from time to time we expect to issue additional shares of Class B common stock to the holders of Class B common stock so that the number of outstanding shares of Class B common stock at all times will equal 25% of all shares of our outstanding capital stock. All of the Class B common stock is owned by our founders. Our founders intend and anticipate that the anti-dilution provisions relating to the Class B common stock will be eliminated if and when we register a class of our securities under Section 12 of the Securities Exchange Act of 1934.

         Prior to this offering, no public market for the units, or for the common stock or preferred stock making up the units, or for the warrants, exists. No application is being made to any national securities exchange, the Nasdaq Stock Market or any other trading medium in connection with this offering, and we cannot guarantee that any such market will develop. The offering price for the units will be $1,000.00 per unit ($1.25 per share of Class A common stock and $1.25 per share of preferred stock), with no value being given to the warrants.

                                   ----------

THIS INVESTMENT IS SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SUBSTANTIAL DILUTION. THE RISKS ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 5 AND THE DILUTIVE EFFECTS ARE DESCRIBED ON PAGE 24.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

----------------------------------------------------------------------------------
                                     UNDERWRITING DISCOUNTS      PROCEEDS TO
                    OFFERING PRICE       AND COMMISSIONS     PETSVETSANDYOU.COM,
                                                                    INC.
----------------------------------------------------------------------------------
Per Unit                $1,000                $-0-                 $1,000
----------------------------------------------------------------------------------
Total                 35,000,000              $-0-               $35,000,000
----------------------------------------------------------------------------------

         We are offering the units directly, without the use of an underwriter, on a best efforts basis with a minimum offering amount of only 500 units and a maximum offering amount of 35,000 units. We must sell the minimum amount of units if any are sold. We are required to use only our best efforts to sell the minimum 500 units. All amounts received will be held in escrow by

The Bank of Tampa (the "Escrow Agent") until the minimum offering amount has been obtained. Upon release of funds by the Escrow Agent, we may use all such proceeds and any future proceeds from the offering in our discretion. We will offer the units on a continuous basis until the earlier of (i) the sale of all units being offered or (ii) 18 months from the effective date of our registration statement. We can make no guarantees as to the number of units that will be sold, as to whether our securities will ever be quoted on any securities market or quotation medium or that any market for our securities will ever develop.

         We intend to accept online subscriptions that will be paid for using certain major credit cards. The above table does not reflect the possible reduction in net proceeds to us as a result of fees we may be required to pay to credit card issuers. We believe those fees will average approximately 3.5% of the amount of each subscription paid through a credit card.

         The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not the solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                      THE DATE OF THIS PROSPECTUS IS , 2000

                                TABLE OF CONTENTS

                                                                                                               PAGE
                                                                                                               ----
Prospectus Summary................................................................................................1
Summary Financial Data..,.........................................................................................4
Risk Factors......................................................................................................5
   Risks Related to our Business..................................................................................5
      We are a development stage company with no operating history................................................5
      Because we have no operating history on which to base future performance, our results of operations and future revenues are speculative, highly unpredictable and could fluctuate greatly...................5
      A high degree of active involvement and participation by our veterinarian shareholders is critical to building the "PetsVetsandYou" brand name and generally to our success in every facet of our business.  Our veterinarian shareholders may choose not to be involved or participate, which will likely have a material adverse effect on our ability to generate revenues................6
      Our business plan and arrangements relating to our proposed veterinary buying group, which we believe will be a very important aspect of our business, have not been finalized yet, and the buying group has not yet been established.  Depending on whether an agreement for a strategic arrangement with a third party can be reached regarding the buying group, the buying group may not be formed for a significant period of time..........................................................................7
      Our Web site is in the early stages of development and still under construction.  Services will become available on the Web site in phases and the Web site may not be fully operational and our Web store open for business until the fall of 2001 or perhaps later.  If we are unable to complete construction of the Web site quickly enough, it will likely have a material adverse effect on our ability to successfully implement our business plan.................................................7
      Consumers of pet products may not use our Web site to purchase pet products, which would reduce our revenues and adversely affect our ability to become profitable......................................8
      Our distribution systems, both for consumer pet products and veterinary supplies, are very important to our success, but we have not completed our plans for such systems and do not yet have any distribution facilities, systems or arrangements in place........................................................8
      Veterinarians may not want or utilize the services we plan to provide.......................................8
      We will need to develop and maintain relationships with suppliers to obtain sufficient quantities of quality merchandise on acceptable commercial terms.  We do not yet have any contracts or substantial relationships with any veterinary or pet-products vendors...............................9
      We now rely on a very few key individuals, and our success will depend on those persons and on our obtaining other key management persons in a timely manner...........................................9
      The specific powers of the Veterinarian Advisory Board, and of the veterinarian shareholders in general, while limited in scope, do place restrictions on our ability to operate our business and may restrict our ability to raise capital in the future................................................10

   Risks Related to Our Industry.................................................................................10
      We will be subject to tremendous competition in all aspects of our business................................10
         Veterinarian Services...................................................................................10
         Online pet products, education and information..........................................................11
      If we do not respond to rapid technological changes, our services could become obsolete and our business would be seriously harmed..........................................................................12
      There is a great deal of uncertainty regarding government regulation and other legal aspects of operating a business over the Internet. Governmental regulation of the Internet and data transmission over the Internet may negatively affect our customers and result in a decrease in demand for our products and services that would cause a decline in our sales.......................13
      Our growth and success will be dependent on continued growth of the Internet as a viable medium for the sale of goods and services.........................................................................13
      Our success depends on the willingness of consumers to purchase pet products over the Internet instead of through traditional retailers......................................................................14
      Because we will be, to a substantial degree, an Internet-based business, we will face the risk of systems failures and interruptions, as well as capacity complaints, possibly resulting in adverse publicity, loss of revenues and loss of consumer confidence and loyalty............................14
      We cannot be certain that we will be able to protect our intellectual property, and we may be found to infringe on the proprietary rights of others, which would harm our business........................15
      We may not be able to protect our domain names in all countries against all infringers, which could decrease the value of our brand name and proprietary rights........................................16
      We could be subject to product liability claims and may face liability for content on our Web site, any of which could harm our financial condition and liquidity.............................................16
      The imposition by various states and other jurisdictions of sales or other taxes on our products and services could reduce our appeal to consumers and reduce our revenues..............................16
      We will rely on third-party carriers for product shipments to us and our customers, and we could lose customers if these carriers do not adequately serve our needs......................................17
      Our business could be harmed if we fail to prevent online commerce security breaches.  We may need to expend significant resources to protect against security breaches or to address problems caused by breaches...........................................................................................17
   Risks Related to This Offering................................................................................18
      You will incur immediate and substantial dilution in your investment.......................................18
      Our capital needs are immediate and substantial. Therefore, the minimum offering amount is very low relative to the maximum amount of proceeds sought, and the offering may need to be extended over a long period of time in order to obtain adequate proceeds...........................................18
      We may need to look to alternative sources for additional financing if this offering is not substantially successful.........................................................................................19
      We are not using any underwriters in the offering and the minimum offering amount is only $500,000.........19
      There is no market for the units, the underlying common stock or preferred stock, or the warrants, and you should consider your investment to be illiquid.....................................................20
      Management will have broad discretion over the use of proceeds from the offering...........................20

      It will be necessary for us to maintain a current prospectus in order for the warrants to be exercised.....20
      We will also need to meet state "Blue Sky" qualification or registration requirements in order for the warrants to be exercised...........................................................................21
      We do not plan to declare dividends........................................................................21
Cautionary Note Regarding Forward-Looking Statements.............................................................21
Use of Proceeds..................................................................................................21
Dividend Policy..................................................................................................22
Determination of Offering Price..................................................................................22
Capitalization...................................................................................................23
Dilution.........................................................................................................24
Plan of Operation and Description of the Business................................................................25
   Our Company History, Purposes and Objectives..................................................................25
   Veterinarian Ownership--A Core Strategy.......................................................................26
   The PetsVetsandYou.com Strategy and Approach..................................................................26
      Providing Essential and Desired Professional and Practice Related Services
              to Veterinarians...................................................................................27
      Our Web Store and Consumer Information and Educational Services............................................27
   Timing of Implementation of Various Aspects of Business.......................................................27
   Professional and Practice Related Veterinary Services.........................................................28
      Veterinarians' Concerns and the Need for Veterinarian Practice Services....................................28
      Buying Group for Veterinary Products.......................................................................28
      Web Hosting and Design Services............................................................................29
      Staff Training.............................................................................................31
   Consumer and Pet Oriented Products and Services...............................................................32
      The Retail Pet Products Market.............................................................................32
      Products and Customer Services.............................................................................34
      Merchandising and Product Offering.........................................................................35
      Product Pricing............................................................................................36
      Fulfillment and Distribution...............................................................................36
      Informational and Educational Content......................................................................37
   Marketing and Veterinarian Ownership..........................................................................37
   Technology and Network Operations.............................................................................38
   Competition...................................................................................................39
      Veterinary Products Buying Group...........................................................................39
      Web Hosting Services.......................................................................................40
      Staff Training and Education...............................................................................41
      Online Retail Web Store....................................................................................41
   Veterinarian Advisory Board...................................................................................42
   Our Commitment to the Privacy of Our Veterinarians and Customers..............................................46
   Employees.....................................................................................................46
   Properties and Facilities.....................................................................................46
   Legal Proceedings.............................................................................................46
Management.......................................................................................................47
   Executive Officers and Directors..............................................................................47
   Board Composition.............................................................................................48
   Board Committees..............................................................................................48
   Directors' Compensation.......................................................................................49

   Executive Compensation........................................................................................49
   Employment Agreements.........................................................................................49
Principal Shareholders...........................................................................................49
Certain Transactions.............................................................................................51
Description of Securities........................................................................................51
   Units.........................................................................................................51
   Common Stock..................................................................................................51
      Voting Rights..............................................................................................51
      Dividends..................................................................................................51
      Anti-dilution..............................................................................................51
      Conversion.................................................................................................52
      Liquidation................................................................................................52
   Preferred Stock ..............................................................................................52
      Eligible Holders ..........................................................................................52
      Restrictions on Transfer ..................................................................................52
      Voting Rights .............................................................................................52
      Dividends .................................................................................................53
      Anti-dilution .............................................................................................53
      Conversion ................................................................................................53
      Liquidation ...............................................................................................53
      Redemption ................................................................................................54
   Warrants......................................................................................................54
   Options and Other Warrants....................................................................................55
   Indemnification and Limitation of Liability...................................................................56
   Transfer Agent and Warrant Agent .............................................................................57
Plan of Distribution ............................................................................................57
   Limited State Registration....................................................................................58
Market for Our Common Equity and Related Shareholder Matters.....................................................58
Organization Within Last Five Years..............................................................................59
Interests of Named Experts and Counsel ..........................................................................59
Changes and Disagreements With Accountants ......................................................................59
Legal Matters ...................................................................................................59
Experts .........................................................................................................59
How to Get More Information .....................................................................................59
Financial Statements ............................................................................................F-1

                     DEALER PROSPECTUS DELIVERY OBLIGATIONS

         UNTIL __________ (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

         The marks "PetsVetsandYou," "PetsVetsandYou.com," and the "PetsVetsandYou" logo are trademarks of PetsVetsandYou.com, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective holders. The use or display by PetsVetsandYou.com of other parties' trademarks, trade dress or products is not intended to and does not imply any relationship with, or endorsement or sponsorship of, PetsVetsandYou.com by the trademark or trade dress owners. For purposes of this prospectus, the "TM" symbol and "(R)" symbol are omitted from the text.

                               PROSPECTUS SUMMARY

         This summary contains basic information about us and this offering. This summary is not complete and does not contain all of the information that you should consider before investing in the units. You should read the entire prospectus carefully, especially the risks of purchasing our securities discussed under "Risk Factors." References in this prospectus to "we," "our" and "us" or to the "Company" refer to PetsVetsandYou.com, Inc.

OUR BUSINESS

         We are a development stage company formed by our founders, James J. Carlstedt, Svetlana (Lana) P. Colby, Neil L. Colby and Eduardo (Eddie) Garcia, D.V.M. In this prospectus, we will sometimes refer to these individuals collectively as our "founders" or, along with Seth A. Maloff, as our "management team" or simply "management." We plan to provide goods and services to two distinct but highly interrelated constituencies--veterinarians and pet owners. Our objective is to provide veterinarians with professional and practice-related services, consisting of a veterinary products buying group, Web site hosting and staff training, and to offer pet owners a comprehensive pet supply Web store and a Web site that contains timely and relevant pet care information and educational content.

         Initially, we will be owned almost exclusively by veterinarians and will market our veterinary services and consumer-focused pet-oriented products and services in a variety of ways utilizing our veterinarian shareholders, including direct referrals by veterinarians, both to other veterinarians and to their pet owner clients, and the distribution of in-office brochures by veterinarians from their practice locations to their pet owner clients. We believe this veterinarian ownership model represents powerful marketing potential for our business. We anticipate the veterinary community will respond favorably to a company providing veterinary services in which veterinarians have an economic and professional stake. We believe that by utilizing the vast experience and knowledge base of our veterinarian shareholders, we can establish PetsVetsandYou.com as an important resource for veterinary services and also for valuable clinical and other pertinent information for pet owners. We also believe that the trust pet owners place in their veterinarians will be highly influential in attracting these consumers to our Web site for information and to shop at our Web store, and that the content of the site will develop in those consumers a dependence on and loyalty to the site. In addition, because we believe ongoing veterinarian involvement is crucial, we have established a 15-member Veterinarian Advisory Board that will oversee the clinical aspects of the Web site, including the advice provided to Web site users and the suitability of certain pet products offered on the Web site.

         We believe the critical keys to our success are:

         - maintaining the input, active participation and support of our veterinarian shareholders;

         - effectively delivering relevant, high quality products and services to veterinarians and consumers;

         -        intensely managing the Web site and distribution functions;
                  and

         - establishing and successfully implementing cost controls and budget management.

         Some key elements to our business strategy include:

         - building loyalty and enthusiastic support from our veterinarian shareholder base, and veterinarians in general, through our emphasis on service and assistance to veterinarians, pets and pet owners;

         - establishing a veterinary buying group to create formidable purchasing power for veterinary supplies;

         - supporting the veterinary community's desire for confidentiality of client information through a corporate policy of not selling or otherwise disclosing such information for commercial purposes;

         - building strong brand loyalty and dependence from consumers through our veterinarian shareholder base;

         - offering a broad but quality-minded selection of pet products endorsed by our Veterinarian Advisory Board;

         - providing increasingly comprehensive and relevant content to consumers through a network of veterinarian and pet-care professional contributors;

         - developing superior customer service through technology and qualified, caring personnel; and

         - implementing socially and professionally responsible corporate policies and being a good corporate citizen.

OUR OFFICES

         Our principal office is located at 10919 North Dale Mabry Highway, Tampa, Florida 33618, and our telephone number is (813) 960-5601. Our Web site, which is still under initial development, can be accessed at "www.petsvetsandyou.com." Information on our Web site is not a part of this Prospectus.

THE OFFERING

Securities offered by us.............................  35,000 units, each consisting of 600 shares of Class A common stock and 200 shares of preferred stock.
                                                       Investors subscribing within certain time periods (as
                                                       described below) will also receive warrants to purchase
                                                       up to 60 additional shares of the Class A common stock
                                                       for each unit purchased at a price of $1.25 per share.

Common stock outstanding after this offering(1)
     Class A.........................................  21,720,300
     Class B(2)......................................  9,640,100
Warrants to purchase Class A common stock
outstanding after this offering(3)...................  2,100,000

Preferred stock outstanding after this
offering(1) .........................................    7,200,000

--------------------------------------

(1)Assuming all 35,000 units are sold, but that no warrants are exercised during the offering period. Also does not include 71,500 shares that are issuable upon the exercise of outstanding options.
(2)Includes shares issued pursuant to the Class B common stock anti-dilution provisions of our articles of incorporation.
(3)Assumes all units are sold within 30 days from the date this offering becomes effective in each investor's state of residency.

Use of Proceeds......................................  We intend to use the proceeds of this offering for developmental and general working capital needs,
                                                       including the following:

                                                       -  continuing development of our Web site and
                                                          other technology infrastructure;

                                                       -  developing of our veterinarian buying group
                                                          membership and infrastructure;

                                                       -  developing our veterinary and consumer
                                                          product and service lines;

                                                       -  developing our fulfillment and distribution
                                                          system;

                                                       -  marketing and brand building efforts;

                                                       -  obtaining qualified executive, operations and
                                                          technical personnel;

                                                       -  developing informational content;

                                                       -  developing strategic relationships; and

                                                       -  providing working capital and funding of
                                                          initial operating losses.

Eligibility to receive warrants......................  Warrants to purchase additional shares of Class A common stock will be issued, along with the units, to
                                                       investors meeting eligibility requirements to receive
                                                       such warrants. Those investors meeting such
                                                       requirements will receive warrants to purchase up to a
                                                       maximum number of shares of Class A Common Stock for
                                                       each unit purchased in the offering at a price of $1.25
                                                       per share.  The warrants will be exercisable during the
                                                       period during which the registration statement relating
                                                       to this offering is effective, which period is
                                                       anticipated to be approximately 18 months.  Thereafter,
                                                       the warrants will be exercisable only at such time

                                                       as a registration statement relating to the
                                                       warrants is effective. In any event, the warrants
                                                       will terminate and no longer be exercisable as of
                                                       the fifth anniversary of the date of this
                                                       prospectus. We anticipate that any future
                                                       registration statement covering the warrants will
                                                       only be filed in connection with a "qualified
                                                       public offering" by us. For this purpose, a
                                                       "qualified public offering" means an offering of
                                                       our securities pursuant to which a class of our
                                                       securities is registered under Section 12 of the
                                                       Securities Exchange Act of 1934. The eligibility
                                                       criteria for receiving warrants in this offering
                                                       are as follows:

                                                       -  Each investor purchasing units within 30 days
                                                          of the date the offering becomes effective in
                                                          the investor's state of residency will receive
                                                          warrants to purchase up to 60 shares for each
                                                          unit purchased;

                                                       -  Each investor purchasing units within 60 days
                                                          of the date the offering becomes effective in
                                                          the investor's state of residency will receive
                                                          warrants to purchase up to 30 shares for each
                                                          unit purchased; and

                                                       -  Each investor purchasing units within 90 days
                                                          of the date the offering becomes effective in
                                                          the investor's state of residency will receive
                                                          warrants to purchase up to 18 shares for each
                                                          unit purchased.

                                                       Investors not purchasing within the prescribed
                                                       time period will not be eligible to receive any
                                                       warrants.

                             SUMMARY FINANCIAL DATA

         The following table shows summary financial data for PetsVetsandYou.com, Inc. as of June 30, 2000. This data has been derived from our audited financial statements, which are included in this prospectus. Those financial statements and accompanying notes have been audited by Kirkland, Russ, Murphy & Tapp, P.A., independent public accountants.

         You should read the following summary financial data in conjunction with "Use of Proceeds," "Plan of Operation and Description of Business," the financial statements and accompanying notes and the other financial data included elsewhere in this prospectus.

                                                           June 30, 2000 (actual)
                                                           ----------------------
Total Assets ...............................................     $910,415
Total Liabilities ..........................................        5,000
Shareholders' Equity .......................................      905,415
Net Tangible Book Value ....................................      905,415
Net Tangible Book Value Per Share (common and preferred)....         0.74


                                  RISK FACTORS

         YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND ALL OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE DECIDING TO PURCHASE OUR UNITS.

RISKS RELATED TO OUR BUSINESS

         WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY.

         We are a development stage company with no operating history or meaningful historical financial data on which to base judgments of future performance and prospects. We have no current operations or customers and do not anticipate commencing any business operations until the fall or winter of 2000 at the earliest. We cannot guarantee that our business models and strategies are valid, that we will be able to successfully execute our business strategies or manage our operations effectively, or that we will be able to conduct operations profitably or successfully. We also have very limited insight into trends that may emerge and affect our business. Our prospects must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging, evolving, complex and highly competitive business. Further, while the members of our current management team have varying degrees of business and management experience other than in connection with our company, they have not worked together previously on any significant business operation of this nature, including any e-commerce or other Internet-based business or enterprise.

         BECAUSE WE HAVE NO OPERATING HISTORY ON WHICH TO BASE FUTURE PERFORMANCE, OUR RESULTS OF OPERATIONS AND FUTURE REVENUES ARE SPECULATIVE, HIGHLY UNPREDICTABLE AND COULD FLUCTUATE GREATLY.

         Since our inception, we have not conducted any business operations, have generated no operating revenues and have incurred significant expenses. We may not be able to accurately predict the levels of future revenues or expenses, and the failure to do so could cause cash flow and related financial difficulties and otherwise have a material adverse effect on our business, results of operations and financial condition. Many factors will likely have an effect on our operating results, including:

         - veterinarian shareholder loyalty and active participation in the marketing and promotion of our business;

         - veterinarian shareholder utilization of and participation in our services and activities such as our buying group, web hosting and staff training services;

         - our ability to continuously meet veterinarian expectations relating to the type and quality of products and services we provide;

         -        the success of our brand building and marketing strategy;

         - the availability of alternative sources for veterinary services, both online and otherwise;

         - our ability to scale our response to the demand for all of our products and services;

         - the announcement or introduction of new sites, services and products by competitors in all phases of our business;

         - price competition in all categories of our products and services;

         - the level of use of the Internet and online services both by pet owners and veterinarians;

         - the amount and timing of operating costs and capital expenditures relating to the development and expansion of our business, operations and infrastructure; and

         - consumer trends and popularity of certain categories of products.

         A HIGH DEGREE OF ACTIVE INVOLVEMENT AND PARTICIPATION BY OUR VETERINARIAN SHAREHOLDERS IS CRITICAL TO BUILDING THE "PETSVETSANDYOU" BRAND NAME AND GENERALLY TO OUR SUCCESS IN EVERY FACET OF OUR BUSINESS. OUR VETERINARIAN SHAREHOLDERS MAY CHOOSE NOT TO BE INVOLVED OR PARTICIPATE, WHICH WILL LIKELY HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO GENERATE REVENUES.

         One of the core elements of our business model and overall strategy is the direct involvement and participation of our veterinarian shareholders through utilization of the veterinary services available from us, their promotion of those services to other veterinarians, and their promotion of our Web site and Web store to their clients and the general public. We believe our veterinary buying group will be a very important aspect of our business. In order for this to happen, our veterinarian shareholders must utilize the buying group services on a regular and significant basis to purchase veterinary supplies for their respective clinics and practices. Significant veterinarian use of our Web hosting services and their promotion of those services to other veterinarians, their clients and the general public will be essential to making that element of our overall business successful.

         Further, because of the competitive nature of the pet products industry in general, and the online market for pet products, information and services in particular, if we do not establish our brand name and develop customer and veterinarian loyalty relatively quickly for our Web site, we may lose the opportunity to build a critical mass of retail customers and veterinary services users. To do this, we will have to build strong Web site content and provide a high-quality experience for Web store customers and veterinarian Web site users alike. However, we believe veterinarian promotion of the Web site will be the linchpin to the success of the Web site. If our veterinarian shareholders do not participate in our business through utilization of services, contribution of time and talents, and promotion to clients and the general public, our services likely will not be utilized to the degree necessary to make us financially successful.

         OUR BUSINESS PLAN AND ARRANGEMENTS RELATING TO OUR PROPOSED VETERINARY BUYING GROUP, WHICH WE BELIEVE WILL BE A VERY IMPORTANT ASPECT OF OUR BUSINESS, HAVE NOT BEEN FINALIZED YET, AND THE BUYING GROUP HAS NOT YET BEEN ESTABLISHED. DEPENDING ON WHETHER AN AGREEMENT FOR A STRATEGIC ARRANGEMENT WITH A THIRD PARTY CAN BE REACHED REGARDING THE BUYING GROUP, THE BUYING GROUP MAY NOT BE FORMED FOR A SIGNIFICANT PERIOD OF TIME.

         Our planned veterinary products buying group, which we believe will be a very important aspect of our business, has not yet been formed. We are currently in discussions with a large veterinarian-owned buying group to form a strategic relationship to provide buying group services to our veterinarian shareholders and possibly other veterinarians. Until those discussions are concluded and we determine whether or not such a relationship will be entered into, we cannot finalize our business plan with respect to the buying group portion of our business. If we cannot reach an agreement with our proposed strategic partner, we may not be able to find any other strategic relationship. It will take a significant amount of time to establish a buying group "from the ground up," and we cannot guarantee that we can be successful in developing a buying group in such a manner. We do not know whether our buying group will be Internet-based or operated in a call center format, what pricing and other features may be, what products will be available or when the buying group will be available to our shareholders. Failure to establish a strategic relationship or to quickly build our own buying group will have serious adverse effects on our veterinary services business.

         OUR WEB SITE IS IN THE EARLY STAGES OF DEVELOPMENT AND STILL UNDER CONSTRUCTION. SERVICES WILL BECOME AVAILABLE ON THE WEB SITE IN PHASES AND THE WEB SITE MAY NOT BE FULLY OPERATIONAL AND OUR WEB STORE OPEN FOR BUSINESS UNTIL THE FALL OF 2001 OR PERHAPS LATER. IF WE ARE UNABLE TO COMPLETE CONSTRUCTION OF THE WEB SITE QUICKLY ENOUGH, IT WILL LIKELY HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO SUCCESSFULLY IMPLEMENT OUR BUSINESS PLAN.

         Our business plan is based, in part, on developmental work that has not yet been completed. Our Web site is still under construction and not yet capable of providing the consumer and veterinary products and services that we contemplate providing. Web site development is ongoing, but we anticipate not being able to offer any services until the fall or winter of 2000, and then only on a limited basis. We anticipate that the Web store will not open until the fourth quarter of 2001. There is also a high degree of risk and uncertainty associated with completing the development work consistent with our expectations for schedule, cost, and capability, and a number of factors could slow or interrupt development of the Web site. Delays in completing our Web site will cause delays in implementing our business plan, which will delay our timetable for becoming operational and generating revenues, whether from retail sales of pet products or delivering services to veterinarians. The longer it takes us to become operational and begin generating revenues, the more likely we are to exhaust our working capital. Because e-commerce is rapidly changing and highly competitive, our failure to timely implement our business plan and generate revenues will likely place us at a significant disadvantage to many of our competitors and have other material adverse effects on our business.

         CONSUMERS OF PET PRODUCTS MAY NOT USE OUR WEB SITE TO PURCHASE PET PRODUCTS, WHICH WOULD REDUCE OUR REVENUES AND ADVERSELY AFFECT OUR ABILITY TO BECOME PROFITABLE.

         We may not be able to attract potential customers who currently shop in traditional retail stores to shop on our Web site. Our veterinarian shareholders will be crucial to our success in attracting potential customers to the Web site, but those customers, if they do visit the Web site, may choose only to browse our Web store and not actually purchase products. Furthermore, we may incur significantly higher and more sustained advertising and promotional expenditures than we currently anticipate to attract online shoppers to our Web store and to convert them to purchasing customers. As a result, we may not be able to achieve profitability, and even if we are successful at attracting online customers, we expect it will take several years to build a critical mass of these customers. Specific factors that could prevent widespread customer acceptance of our Web store include:

         - shipping charges, which do not apply to shopping at traditional retail stores;

         - delivery time associated with Internet orders, as compared to the immediate receipt of products at a physical store;

         -        pricing that does not meet customer expectations;

         - customer concerns about buying products without first seeing them in person or physically handling them;

         -        lack of consumer awareness of our Web store;

         - our inability to differentiate our Web store from those of our competitors, both traditional and online;

         - customer concerns about the security of online transactions and the privacy of their personal information;

         - product damage from shipping, delayed shipments, or shipments of wrong or expired products, resulting in a failure to establish customers' trust in buying pet store items online; and

         - difficulties in returning or exchanging items purchased in our Web store.

         OUR DISTRIBUTION SYSTEMS, BOTH FOR CONSUMER PET PRODUCTS AND VETERINARY SUPPLIES, ARE VERY IMPORTANT TO OUR SUCCESS, BUT WE HAVE NOT COMPLETED OUR PLANS FOR SUCH SYSTEMS AND DO NOT YET HAVE ANY DISTRIBUTION FACILITIES, SYSTEMS OR ARRANGEMENTS IN PLACE.

         Our distribution system for consumer pet products to be offered through our online pet store is still in the early planning stages. Our business plan has been modified to push development of our Web store well into 2001, and we anticipate that the Web store will not open until late 2001; accordingly, plans for this system will likely not be finalized for some time. With respect to the distribution system for our buying group, development of those plans is also in the very early stages and the further development of those plans will be affected by the outcome of our current discussions with a third party to form a strategic relationship in this area.

         VETERINARIANS MAY NOT WANT OR UTILIZE THE SERVICES WE PLAN TO PROVIDE.

         Although we believe the veterinary community wants and needs the three primary services we plan to offer, namely web hosting, a buying group, and staff training and education, we cannot guarantee that they actually will utilize these services. Factors such as our failure to meet veterinarian expectations or industry standards, as well as a number of others, could cause veterinarians not to use the services we are providing. This would have a very serious negative impact on our business.

         WE WILL NEED TO DEVELOP AND MAINTAIN RELATIONSHIPS WITH SUPPLIERS TO OBTAIN SUFFICIENT QUANTITIES OF QUALITY MERCHANDISE ON ACCEPTABLE COMMERCIAL TERMS. WE DO NOT YET HAVE ANY CONTRACTS OR SUBSTANTIAL RELATIONSHIPS WITH ANY VETERINARY OR PET PRODUCTS VENDORS.

         We have been in contact and had limited preliminary discussions with suppliers and vendors of veterinary supplies and pet products about establishing relationships with one or more of those parties; however, we have no formal relationships or agreements with any of those parties and we cannot guarantee that such relationships can be developed or maintained. Substantial veterinarian involvement in the buying group and significant purchase volume in our pet product Web store will be very important in trying to establish buying power and other economies of scale that will make a supplier relationship attractive for the vendors and economically sound for us.

         WE NOW RELY ON A VERY FEW KEY INDIVIDUALS, AND OUR SUCCESS WILL DEPEND ON THOSE PERSONS AND ON OUR OBTAINING OTHER KEY MANAGEMENT PERSONS IN A TIMELY MANNER.

         We will continue to rely heavily on the service and performance of a very small number of management personnel. The ideas and concepts underlying our business plan and proposed operations and objectives were in large part developed (and continue to be developed) by our current management team. Further, decisions with respect to all aspects of our development and operations will be made by them. Our success largely will depend on their judgment and abilities. None of the members of our management team has had any significant involvement or experience in the pet supply business or any online or e-commerce related business. We cannot guarantee that the ideas and concepts so developed, or the management approach we employ will prove successful under all or any market conditions. None of our management team is currently bound by an employment agreement, and any of them could leave without notice. The loss of the services of one or more of these key management persons would likely have a material adverse effect on our business development and prospects. We have no "key person" life insurance covering any of the founders or other key personnel. If such insurance is acquired, we cannot guarantee that such coverage will be adequate to fully cover any actual losses we may suffer.

         In addition, we must still recruit several critical management positions, including, but not limited to, a chief financial officer, one or more marketing and distribution/logistical executives, and a technology/management information systems executive. We also intend to continue to hire a significant number of additional personnel, including software engineers, editorial and customer support personnel, marketing personnel, and warehouse and operational personnel. Competition for these types of individuals is very intense. We may not be able to attract, assimilate or retain additional highly qualified personnel in the future. The failure to attract, integrate, motivate and retain such additional employees could seriously harm our business.

         THE SPECIFIC POWERS OF THE VETERINARIAN ADVISORY BOARD, AND OF THE VETERINARIAN SHAREHOLDERS IN GENERAL, WHILE LIMITED IN SCOPE, DO PLACE RESTRICTIONS ON OUR ABILITY TO OPERATE OUR BUSINESS AND MAY RESTRICT OUR ABILITY TO RAISE CAPITAL IN THE FUTURE.

         Our Veterinarian Advisory Board has certain limited, but in some cases significant, input into decisions that could have a material impact on our business. We believe that this is, and will be viewed generally by our veterinarian shareholders and others as, a positive aspect to our governance structure. However, because of this structure, our board of directors and management personnel may not be able to take actions regarding certain aspects of our business, such as product strategies and implementation, that they may believe are necessary. Accordingly, the Veterinarian Advisory Board's existence or structure could adversely affect us by limiting management's flexibility and making us less attractive to investors, thus inhibiting our ability to obtain future financing.

         Also, we have made a strategic determination that our initial product mix will not include prescription products such as prescription medicines. This is because a large number of veterinary practices derive substantial income from the sale of such items. In order for us to begin selling prescription products, the holders of a majority of the preferred stock (which can only be owned by veterinarians) must approve the change in policy. We believe that, while not critical to our initial success, offering prescription products may at some time be necessary or desirable for our growth and success. The inability of management to make such a decision could have an adverse effect on the competitive viability of our Web store.

RISKS RELATED TO OUR INDUSTRY

         WE WILL BE SUBJECT TO TREMENDOUS COMPETITION IN ALL ASPECTS OF OUR BUSINESS.

                  Veterinarian Services.

                           Veterinarian Products Buying Group. The veterinary
product distribution industry is intensely competitive, rapidly evolving and subject to rapid technological change. We believe our competitors will have comparable or superior product lines, technical experience and financial resources. The organizations we will be competing with are known in the industry and have substantial existing customer bases. The size and nature of our competitors varies. Our competitors will include cooperatives sponsored by state and local veterinary associations, veterinarian-based affinity groups, and incorporated buying groups. Major distributors and wholesalers such as Walco International, Burns, Lextron, J.A. Webster, Inc., and The Butler Company will also provide significant competition. These competitors enjoy significant buying power and may be able to purchase from manufacturers at significantly greater discounts than we can and purchase certain products on an exclusive basis. We also expect that other companies in the veterinary products industry will become direct competitors, including manufacturers such as Hill Pet Nutrition, Iams, Merial, Bayer, and Abbott Laboratories, any of which may decide to increase their direct-to-veterinarians marketing and sales efforts. These competitors will have significantly greater resources than ours, and we may not be able to offer sufficient discounts to attract and maintain members for our buying group.

                           Web Hosting Services. Web hosting is a new, rapidly
evolving, and intensely competitive market. We expect competition to further intensify in the future. There are 3 major classes of competition:

         - Free sites. These are usually offered by companies that attempt to generate revenues through banner advertising or redirecting the veterinarian's clients to purchase products or services with revenues going to the company providing free sites. Many of these providers also treat such services as loss leaders to generate marketing information that they use and sell. These sites are usually not as comprehensive as other sites in terms of the features they provide users and the services they provide Web site owners.

         - Custom design/hosting companies. These providers typically offer customized Web site design and hosting for an up front design fee and a monthly hosting and maintenance fee.

         - Small hosting firms. These firms typically provide standard hosting services consisting of basic site design and hosting for an up front design and set up fee and a monthly hosting fee. Some of these firms may specialize in catering to one or more affinity groups, such as the veterinary market.

                           Large "free site" providers, as well as pet-oriented
Web sites such as Myvetonline.com and Vetcentric.com offer free Web sites. Also, companies like Vetnetwork.com, Vetconnect.com and PdqVet.com offer Web site design and hosting for a fee. As an example, design fees charged by Vetnetwork.com average about $1,400. We believe our primary competition will come from the smaller hosting firms and free sites. In order to be successful in this business, we will have to provide consistently high-quality design and reliable hosting services at a competitive price, and also distinguish ourselves and our services in the marketplace, especially with veterinarians. We cannot guarantee that we will be able to do this successfully.

                           Staff Training and Educational Services. We believe
our staff training services will be a valuable aspect of our overall strategy of branding PetsVetsandYou as "the veterinarians' Web site." We will face competition in the staff training and educational services sector primarily from traditional "do-it-yourself" or self-instructional training methods, junior colleges, community colleges and vocational schools, and from practice management consultants. Many veterinarians simply may not believe staff training and education to be necessary for their practice. Others may recognize the need for staff training but may not be comfortable, or their staff may not be comfortable, with training in an online environment. If veterinarians do not use this service, they may not develop the high level of loyalty to the company that we believe is an important key to our success.

                  Online pet products, education and information.

                           Our online competitors are already in the market and
have great resources. There are many Internet providers of pet products and services. Petopia.com, owned in part by Petco Animal Supplies, Inc. and affiliated with America Online (AOL), has a product list in excess of 12,000 items, and has a very substantial presence in the market. Pets.com recently conducted an initial public offering and is partially owned by, and has a strategic relationship with, Amazon.com. PetsMart.com is owned by pet superstore PetsMart, Inc.

                           All of our online pet product competitors are already
established in the marketplace, have resources far greater than ours, and have the current ability to stay in the marketplace for an extended period of time. Our resources are negligible by comparison and, even if this offering is successful, we may never reach the necessary levels of funding and development to compete with one, some or all of our competitors. The combined resources of alliances between some of our competitors, some of which are mentioned above, will pose a significant challenge to us. These relationships may enable these online stores to achieve greater brand recognition by leveraging the better established brand awareness of their pet retail store partner. These relationships may also enable these online stores to negotiate better pricing and other terms from suppliers by aggregating their demand for products and negotiating volume discounts.

                           There is also significant competition from the
traditional "bricks and mortar" store based retailers and mail-order retailers. Business-to-consumer online commerce is still an unproven business model and has been questioned by some consumer retail and financial experts. Many consumers "browse" the Internet but continue to do all or most of their purchasing "in-person" at their local retailers. We will face significant competition from these traditional retailers, which include smaller, locally owned pet stores and large retailers, both specialty and general, such as PetsMart, Petco Animal Supplies, Inc., Wal-Mart Stores, Inc., Kmart Corporation, Target Stores, Inc., supermarkets, warehouse clubs such as Costco Companies, Inc., and mail-order suppliers. These companies, which include national, regional and local chains, have existed for a longer period, have greater financial resources, have established marketing relationships with leading manufacturers and advertisers, and have longer established brand recognition among customers.

         IF WE DO NOT RESPOND TO RAPID TECHNOLOGICAL CHANGES, OUR SERVICES COULD BECOME OBSOLETE AND OUR BUSINESS WOULD BE SERIOUSLY HARMED.

         Our failure to monitor and keep pace with industry standards for delivery and implementation of technological advances may leave us at a competitive disadvantage and adversely affect our business. Because we will depend on third-party vendors to provide us with data storage and other technology services relating to our Web hosting activities and our Web site generally, this will require us to closely monitor our vendors as well as our internal operations in this area. The market in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements, introductions and enhancements, and changing customer demands. These market characteristics are heightened by the emerging nature of the Web, in general, and online advertising, marketing, and product and services delivery in particular. Accordingly, we will be dependent upon our ability to adapt to rapidly changing technologies, our ability to adapt to evolving industry standards and our ability to continually improve our products and services and the features and reliability of our Web site in response to both changing customer demands and competitive product and service offerings. As the Internet and online commerce industries evolve, we must be able to license leading technologies useful in our business, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective customers and respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis. Many of our competitors are vastly more equipped than we are at this time to adapt and execute changes. We may not be able to successfully implement new technologies or adapt our Web store, technology and systems to customer requirements or emerging industry standards. If we are unable to do so, it could adversely impact our ability to build the PetsVetsandYou.com brand and attract and retain customers.

         THERE IS A GREAT DEAL OF UNCERTAINTY REGARDING GOVERNMENT REGULATION AND OTHER LEGAL ASPECTS OF OPERATING A BUSINESS OVER THE INTERNET. GOVERNMENTAL REGULATION OF THE INTERNET AND DATA TRANSMISSION OVER THE INTERNET MAY NEGATIVELY AFFECT OUR CUSTOMERS AND RESULT IN A DECREASE IN DEMAND FOR OUR PRODUCTS AND SERVICES THAT WOULD CAUSE A DECLINE IN OUR SALES.

         Our business may be governed by a variety of complex state and federal laws and regulations. There are currently few laws and regulations directly applicable to the Internet. However, due to the increasing popularity and use of the Internet, and other online services, it is possible that a number of laws and regulations may be adopted with respect to the Internet or other online services covering issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. The most recent session of the U.S. Congress resulted in Internet laws regarding children's privacy, copyrights, taxation and the transmission of sexually explicit material. The European Union recently enacted its own privacy regulations. The law of the Internet, however, remains largely unsettled, even in areas where there has been some legislative action. Laws and regulations governing one or more facets of our business may be adopted that would have a material adverse effect on our business, financial condition and results of operations. The adoption of any such laws or regulations might also decrease the rate of growth of Internet use, which could decrease the demand for our services or increase the cost of doing business or in some other manner adversely affect our business, results of operations and financial condition.

         In addition, the vast majority of existing laws governing issues that could affect the Internet, such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy, were adopted prior to the advent of the Internet and related technologies. As a result, these laws do not contemplate or address the unique issues of the Internet and related technologies and the applicability of those laws to the Internet and related technologies is, therefore, uncertain.

         Further, current or future legislation regarding the distribution of animal pharmaceuticals or other products and services we plan to sell or provide could also cause a reduction in the products and services we may provide in interstate commerce or otherwise have an adverse effect on our business, results of operations and financial condition.

         OUR GROWTH AND SUCCESS WILL BE DEPENDENT ON CONTINUED GROWTH OF THE INTERNET AS A VIABLE MEDIUM FOR THE SALE OF GOODS AND SERVICES.

         Our success is highly dependent on the development of the Internet's infrastructure as a reliable network with the necessary speed, data capacity and security, or timely development of complementary products, such as high-speed modems, for providing reliable Internet access and services. Because global commerce and the online exchange of information on the Internet and other similar open networks are relatively new and evolving, it is difficult to predict the degree to which the Internet will prove to be a viable commercial marketplace. The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. We cannot guarantee, however, that the Internet infrastructure will continue to be able to support the demands placed on it by such growth or that the performance or reliability of the Internet will not be adversely affected by this continued growth. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols to handle increased levels of activity or due to increased governmental regulation. The Internet has experienced a variety of outages and delays as a result of damage to portions of its infrastructure, and could face such outages and delays in the future. These outages and delays could adversely affect the level of Internet usage and also the level of traffic and the processing of information and orders on our Web site. We cannot guarantee that the infrastructure or complementary products or services necessary to make the Internet a viable commercial marketplace will be developed. If the necessary infrastructure standards, protocols, complementary products, services or facilities are not developed, then our business, results of operations, and financial condition likely will be materially adversely affected.

         OUR SUCCESS DEPENDS ON THE WILLINGNESS OF CONSUMERS TO PURCHASE PET PRODUCTS OVER THE INTERNET INSTEAD OF THROUGH TRADITIONAL RETAILERS.

         Because e-commerce and consumers' ability to obtain goods and services over the Internet are still a relatively new development, there is a lack of proven business models and the Internet's utility as a medium for selling goods and services, while evolving and maturing, is still at a precarious and unpredictable stage. Demand and market acceptance for recently introduced services and products on the Internet are subject to a high level of uncertainty, and there are few proven services and products. Particularly with respect to us, the online market for pet products, information and services is in its infancy. The market is significantly less developed than the online market for books, auctions, music, software, and numerous other consumer products. If this market does not gain widespread acceptance, our business may fail. Our success will depend, in part, on our ability and that of our veterinarian shareholders to engage their pet-owner clients, consumers who have historically purchased pet products through traditional retailers. In order for us to be successful, many of these consumers must be willing to utilize new ways of buying pet products. In addition, a substantial proportion of the consumers who use our Web store may use our service because it is new and different rather than because they believe it is a desirable way to purchase pet products. Such consumers, even though referred to our Web store by a veterinarian, may use our service only once or twice and then return to more familiar means of purchasing these products.

         BECAUSE WE WILL BE, TO A SUBSTANTIAL DEGREE, AN INTERNET-BASED BUSINESS, WE WILL FACE THE RISK OF SYSTEMS FAILURES AND INTERRUPTIONS, AS WELL AS CAPACITY COMPLAINTS, POSSIBLY RESULTING IN ADVERSE PUBLICITY, LOSS OF REVENUES AND LOSS OF CONSUMER CONFIDENCE AND LOYALTY.

         Our success, and in particular our ability to successfully receive and fulfill a high volume of orders for our products and services and provide high quality customer service, also depends largely upon the efficient, uninterrupted operation of our Web store, information and transaction processing systems, and network infrastructure. Any future systems interruption that results in the unavailability of our Web store or in reduced order fulfillment performance could result in negative publicity, reduce the volume of goods sold and impair the attractiveness of our Web store, which could negatively affect our revenues. We may experience temporary system interruptions for a variety of reasons in the future, including power failures, software bugs and large numbers of visitors trying to reach our Web store during sales or other promotions. We may not be able to correct a problem in a timely manner. Currently, our development and management activities are located primarily at facilities we lease in Tampa, Florida and in personal facilities of our management team. We do not yet know who our data center vendor will be or where our data center will be located. Our systems and operations are backed up regularly, but are vulnerable to damage or interruption from fire, flood, hurricanes, or other Acts of God, power loss, telecommunications failure, break-in, theft, computer viruses, and other matters outside of our control. We do not have a formal disaster recovery plan and do not carry sufficient business interruption insurance to compensate us for extended losses we may incur. Furthermore, we cannot guarantee that the security mechanisms that we and our suppliers use will prevent these problems. The occurrence of any of the foregoing risks could have a material adverse effect on our business, financial condition or results of operations.

         WE CANNOT BE CERTAIN THAT WE WILL BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY, AND WE MAY BE FOUND TO INFRINGE ON THE PROPRIETARY RIGHTS OF OTHERS, WHICH WOULD HARM OUR BUSINESS.

         We intend to rely on a combination of trademark, trade secret and copyright law and contractual restrictions to protect our intellectual property. These afford only limited protection. Despite our efforts to protect our intellectual property, unauthorized parties may attempt to copy aspects of our sales formats or to obtain and use information that we regard as proprietary, such as our content, trademarks and internally developed software.

         We have filed applications with the U.S. Patent and Trademark Office for the registration of PetsVetsandYou, PetsVetsandYou.com and the PetsVetsandYou logo in the U.S. but in no other countries (although we may do so in the future). We have not secured registration of those marks to date, and we may be unable to secure those registrations. Our competitors or others may adopt service names similar to ours, thereby impeding our ability to build brand identity and possibly leading to customer confusion. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our trademark applications. Any claims or customer confusion related to our trademarks, or our failure to obtain any trademark registration, would negatively affect our business.

         Litigation or proceedings before the USPTO may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain names and to determine the validity and scope of the proprietary rights of others. Any litigation or adverse priority proceeding could result in substantial costs and diversion of resources and could seriously harm our business and operating results. Finally, we intend eventually to sell our products internationally, and the laws of many countries do not protect our proprietary rights to as great an extent as do the laws of the United States.

         Third parties may also claim infringement by us with respect to past, current or future technologies. We expect that participants in our markets will be increasingly subject to infringement claims as the number of services and competitors in our industry segment grows. Any claim, whether meritorious or not, could be time-consuming, result in costly litigation, cause service upgrade delays or require us to enter into royalty or licensing agreements. These royalty or licensing agreements might not be available on terms acceptable to us or at all.

         WE MAY NOT BE ABLE TO PROTECT OUR DOMAIN NAMES IN ALL COUNTRIES AGAINST ALL INFRINGERS, WHICH COULD DECREASE THE VALUE OF OUR BRAND NAME AND PROPRIETARY RIGHTS.

         We currently hold the Internet domain names "petsvetsandyou.com," "petsvetsandyou.net," "petsvetsandyou.org," and "petsvetsandyou.cc." Domain names generally are regulated by Internet regulatory bodies. The regulation of domain names in the United States and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may not be able to acquire or maintain the domain names in foreign countries where we may eventually conduct business which utilize the terms "pets," "vets," "petsvetsandyou," or "petsvetsandyou.com," or other domain names. Other entities have already registered domain names utilizing the term "pets," which could cause consumer confusion as well as impede our own ability to use "petsvetsandyou" in any derivative form.

         WE COULD BE SUBJECT TO PRODUCT LIABILITY CLAIMS AND MAY FACE LIABILITY FOR CONTENT ON OUR WEB SITE, ANY OF WHICH COULD HARM OUR FINANCIAL CONDITION AND LIQUIDITY.

         Because we plan to sell consumer products, we may be subject to product liability claims resulting from injuries to persons and animals caused by the products we sell. We currently do not maintain product liability insurance but will acquire limited product liability insurance prior to commencing product sales. To the extent these claims are not covered by or are in excess of our product liability insurance, a successful product liability claim could harm our financial condition and liquidity. In addition, because we plan to post product information and other content on our Web site and permit our customers to place content on our bulletin board systems and in other areas of our Web site, we may face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims based on the nature and content of the materials that we post or permit our customers to post. Such claims have been brought, and sometimes successfully prosecuted, against Internet content distributors. In addition, we will not and cannot practically screen all of the content generated by our users and placed on our Web site. Although we maintain general liability insurance of $1 million, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could harm our financial condition and liquidity.

         THE IMPOSITION BY VARIOUS STATES AND OTHER JURISDICTIONS OF SALES OR OTHER TAXES ON OUR PRODUCTS AND SERVICES COULD REDUCE OUR APPEAL TO CONSUMERS AND REDUCE OUR REVENUES.

         We may be required to collect sales or other similar taxes with respect to goods sold or services provided through our Web site. However, one or more states may seek to impose sales tax collection obligations on out-of-state companies such as us that engage in or facilitate online commerce, and a number of proposals have been made at state and local levels that would impose additional taxes on the sale of goods and services through the Internet. Such proposals, if adopted, could substantially impair the growth of e-commerce, and could adversely affect our business. Moreover, a successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the purchase of merchandise on our system could have a material adverse effect on our business, results of operations and financial condition.

         Legislation limiting the ability of the states to impose taxes on Internet-based transactions has been proposed in the United States Congress. In 1998, the U.S. government enacted legislation prohibiting states or other local authorities from imposing new taxes on Internet commerce for a three-year period, ending on October 1, 2001. This tax moratorium does not prohibit states or the Internal Revenue Service from collecting taxes on our income, if any, or from collecting taxes that are due under existing tax rules. A successful assertion by one or more states or any foreign country that we should collect sales or other taxes on the exchange of merchandise on our Web store could harm our business. In addition, a number of trade groups and government entities have publicly stated their objections to this tax moratorium and have argued for its repeal. The Federal Advisory Commission on Electronic Commerce recently completed an evaluation of these issues and recommended to Congress, and Congress passed, an extension on the moratorium for an additional 5 years. We cannot guarantee that future laws will not impose taxes or other regulations on Internet commerce, or that the moratorium will not be repealed, or that it will be renewed when it expires, any of which events could substantially impair the growth of electronic commerce.

         We intend to open our initial distribution center in a state other than Florida and, regardless of the outcome of the federal tax moratorium, we may be required to collect sales or other similar taxes in respects of goods we sell into that state, as well as Florida. A successful assertion by one or more states or the federal government that we should collect further sales or other taxes on the sales of our products could negatively affect our revenues and business.

         WE WILL RELY ON THIRD-PARTY CARRIERS FOR PRODUCT SHIPMENTS TO US AND OUR CUSTOMERS, AND WE COULD LOSE CUSTOMERS IF THESE CARRIERS DO NOT ADEQUATELY SERVE OUR NEEDS.

         We will rely on third-party carriers for product shipments, including shipments to and from our distribution facility. Therefore, we will be subject to the risks, including employee strikes and inclement weather, associated with such carriers' ability to provide delivery services to meet our shipping needs. In addition, failure to deliver products to our customers in a timely manner would damage our reputation and brand.

         OUR BUSINESS COULD BE HARMED IF WE FAIL TO PREVENT ONLINE COMMERCE SECURITY BREACHES. WE MAY NEED TO EXPEND SIGNIFICANT RESOURCES TO PROTECT AGAINST SECURITY BREACHES OR TO ADDRESS PROBLEMS CAUSED BY BREACHES.

         A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks, and our failure to prevent security breaches could harm our business. We will rely on encryption and authentication capabilities licensed from third parties to provide secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities or cryptography, or other related developments, may result in a compromise or breach of the technology used by us to protect customer transaction data. Any such compromise of our security could harm our reputation and expose us to a risk of loss or litigation and possible liability and, therefore, harm our business. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. Security breaches could damage our reputation. Our insurance policies carry low coverage limits, which may not be adequate to reimburse us for losses caused by security breaches.

RISKS RELATED TO THIS OFFERING

         YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION IN YOUR INVESTMENT.

         Our articles of incorporation provide that holders of the Class B common stock, as a class, are entitled to a 25% equity interest in our company, and the holders of the Class A common stock and preferred stock are entitled, collectively, to a 75% equity interest in our company. Our articles of incorporation further provide that we and our shareholders will take such measures from time to time as are necessary or appropriate to maintain these relative ownership interests. As a result, we expect to issue from time to time, for no additional consideration, additional shares of Class B common stock to the holders of Class B common stock so that the number of outstanding shares of Class B common stock will equal 25% of all our outstanding capital stock. This means that anyone purchasing our Class A common stock and preferred stock in this offering will experience immediate dilution of 25% from the offering price per unit in terms of net tangible book value. Any subsequent equity investment in us may also act to significantly reduce your percentage ownership depending on the price at which such investment is sold. Any subsequent private or public offering of equity securities we may make also may add a class of common or preferred stock with rights similar or superior to the Class A common stock and/or the preferred stock being issued under this offering. Our founders own all of our Class B common stock. Our founders intend and anticipate that the anti-dilution provisions relating to the Class B common stock will be eliminated if and when we register a class of our securities under Section 12 of the Securities Exchange Act of 1934.

         OUR CAPITAL NEEDS ARE IMMEDIATE AND SUBSTANTIAL. THEREFORE, THE MINIMUM OFFERING AMOUNT IS VERY LOW RELATIVE TO THE MAXIMUM AMOUNT OF PROCEEDS SOUGHT, AND THE OFFERING MAY NEED TO BE EXTENDED OVER A LONG PERIOD OF TIME IN ORDER TO OBTAIN ADEQUATE PROCEEDS.

         We will have an extensive offering period (up to eighteen months) during which we will incur certain risks relating to the continuous nature of the offering. The extensive length of the offering period is necessitated by our focus on directing the offering only to veterinarians and conducting the offering through our management instead of through underwriters or other sellers. We anticipate that proceeds from the offering will come to us gradually, in relatively small amounts over an extended period of time. This could significantly restrict our ability to fund large expenses over very short time periods. We do not anticipate having a Web site capable of generating any revenues until the fall or winter of 2000, perhaps later. Obtaining proceeds from this offering as quickly as possible is crucial to our ability to fully develop our business plan, test our concept, become operational and begin generating revenues in the desired time-frame. Accordingly, the minimum offering amount needed to release offering proceeds to us for use is only $500,000 (500 units). We may reach this amount and have those proceeds released to us and then fail to obtain significant additional offering proceeds. This would likely have a material adverse effect on our ability to continue operations. Another risk during the early stages of the offering period is our inability to obtain key management and operational personnel. We must recruit, among other positions, a chief financial officer, a chief marketing and distribution executive and a chief technology/management information systems officer. Obtaining qualified individuals to fill these positions will require us to pay competitive salaries and benefits, which could be substantial. Other risks include, but are not limited to, establishing our buying group, completing our Web site development and risks associated with possible delays or failure in executing strategic agreements with suppliers and others. Meeting these challenges will likely entail some significant costs and we may not be able to meet them on a timely basis if the minimum offering amount is not met in a relatively short period of time. If we are unsuccessful in obtaining any such personnel or strategic arrangements, such failure will have a material adverse effect on our business prospects.

         WE MAY NEED TO LOOK TO ALTERNATIVE SOURCES FOR ADDITIONAL FINANCING IF THIS OFFERING IS NOT SUBSTANTIALLY SUCCESSFUL.

         We recently completed a private offering of our Class A common stock and preferred stock, also in the form of units, during which we raised $1.0 million. These proceeds are being used as our "seed capital" to fund our initial efforts in organizing the company, developing our Web site, infrastructure and strategic relationships, and building our management and operations teams. We anticipate that the proceeds of that private offering will only be sufficient to provide general working and developmental capital needs on a very limited basis and for a very brief period of time. We do not anticipate being able to generate sufficient operational cash flow to fund our developmental and working capital needs. Accordingly, this offering must raise a significant amount of proceeds to enable us to implement both our short-term (1 year) and mid-term (2-4 years) business strategies. Also, while we have no current plans, other than with respect to the buying group, to acquire or enter into any similar transaction with any other entities, if a strategically attractive acquisition, joint venture or other transaction becomes available, we may explore and perhaps consummate the acquisition of such other entity. Lack of adequate funding could greatly restrict our ability to enter into such a transaction. Lack of adequate funding would also likely require us to substantially limit our ability to expand our Web site capabilities and our products and services (both for consumers and veterinarians). Accordingly, our ability to implement our business strategies and grow our business will be substantially dependent upon the success of this offering. If we do not raise at least $10 million in this offering, we may be required to seek alternative sources of equity funding to ensure sufficient capital to continue implementation of our business plan and conduct operations. This would likely result in further substantial dilution to you and our other investors and impair our ability to provide you with any returns on your investment. Even at such costs, we cannot guarantee that such financing, when and if required, will be made available on viable terms.

         WE ARE NOT USING ANY UNDERWRITERS IN THE OFFERING AND THE MINIMUM OFFERING AMOUNT IS ONLY $500,000.

         We are conducting this offering without using any underwriters, brokers or dealers and on a "best efforts" basis, with a minimum offering amount of $500,000 (500 units). There is no firm commitment from any third persons to purchase any units, and we cannot guarantee the number of units we will sell. All proceeds received in the offering until the minimum amount is reached will be deposited in an escrow account, with The Bank of Tampa as Escrow Agent. If the minimum amount is reached, all amounts received up to that time and all amounts thereafter received will be deposited in one or more of our accounts and will be immediately available to us to spend, at our discretion.

         THERE IS NO MARKET FOR THE UNITS, THE UNDERLYING COMMON STOCK OR PREFERRED STOCK, OR THE WARRANTS, AND YOU SHOULD CONSIDER YOUR INVESTMENT TO BE ILLIQUID.

         The transferability of the units, the underlying common stock and preferred stock, and the warrants are severely limited. No public market exists for any of our securities, including the units, the common stock and preferred stock comprising the units, and the warrants. We do not anticipate registering the units, the common stock, the preferred stock or the warrants being sold in this offering with any national securities exchange, the Nasdaq Stock Market, or any other trading medium in connection with this offering. It is likely that no trading market will develop for any of our securities for a substantial period of time following this offering, if at all. Our business plan contemplates that ultimately an underwritten public offering of our common stock may be undertaken and that a public trading market for the common stock may be established. However, we cannot guarantee that such an underwritten offering will ever occur or, if it occurs, that it will be on a "firm commitment" basis, that it will be successful, or that an active market for our stock will be established in connection therewith. Accordingly, you should consider your investment in the company as illiquid and should be prepared to hold the investment indefinitely.

         MANAGEMENT WILL HAVE BROAD DISCRETION OVER THE USE OF PROCEEDS FROM THE OFFERING.

         Our development activities are in a relatively early stage. We continue to work on the design and engineering development for our Web site, the establishment of our veterinarian buying group, other technology infrastructure, obtaining qualified executive, operations and technical personnel, developing plans for our fulfillment and distribution system, and developing strategic relationships. As this process continues, certain elements of our business remain fluid and subject to change. The proposed allocation of the net proceeds of this offering is of necessity imprecise and simply represents our judgment as to how the business plan will ultimately develop and how areas of development are prioritized based on that plan. The amounts we actually spend for each purpose and the priority placed on those purposes may vary significantly depending on a number of factors, including the actual net proceeds of the offering, the availability of opportunities to accomplish those purposes in a timely manner, the development of competition in our business segments and other factors. We will have significant flexibility in applying the net proceeds of the offering.

         IT WILL BE NECESSARY FOR US TO MAINTAIN A CURRENT PROSPECTUS IN ORDER FOR THE WARRANTS TO BE EXERCISED.

         We are required to have a current registration statement on file with the SEC and to obtain appropriate qualifications or registrations under the laws and regulations of the states in which the holders of the warrants reside in order for warrant holders to exercise the warrants and publicly sell the shares of Class A common stock underlying such warrants. Accordingly, in order for holders of the warrants received in this offering to exercise any or all of those warrants, a current prospectus covering the exercise of those warrants must be in effect. If for any reason we do not maintain a current prospectus covering the exercise of the warrants, you will generally be prevented during any such period from exercising those warrants and selling the shares of common stock you obtain as a result of that exercise. We cannot guarantee that our registration statement, of which this prospectus is a part, will remain current or that we will be able to file and have declared effective a new registration statement and maintain it current, the failure of which would result in the inability of warrant holders to exercise the warrants and publicly sell the underlying shares of the Class A common stock.

         The warrants will be exercisable immediately upon receipt by investors for the period during which this offering and prospectus are effective, a period we anticipate to be approximately eighteen months. Thereafter, the warrants will be exercisable only at such time as a registration statement relating to the warrants is effective, as described above. In any event, the warrants will terminate and no longer be exercisable as of the fifth anniversary of the date of this prospectus. We anticipate that any future registration statement covering the exercise of the warrants will only be filed in connection with a "qualified public offering" by us. For this purpose, a "qualified public offering" means an offering of our securities pursuant to which a class of our securities is registered under Section 12 of the Securities Exchange Act of 1934.

         WE WILL ALSO NEED TO MEET STATE "BLUE SKY" QUALIFICATION OR REGISTRATION REQUIREMENTS IN ORDER FOR THE WARRANTS TO BE EXERCISED.

         Holders of the warrants have the right to exercise the warrants for the purchase of our Class A common stock only if the underlying shares are qualified or registered for sale under applicable securities laws of the states in which the various warrant holders reside. In states where such shares are not qualified or registered, we cannot issue shares to the warrant holders residing in those states unless a valid exemption from registration exists and, depending upon the state laws, warrant holders may have difficulty in exercising or may be unable to exercise the warrants.

         WE DO NOT PLAN TO DECLARE DIVIDENDS.

         We have not paid any dividends on our capital stock and we do not plan to pay any dividends in the foreseeable future. We plan to retain any earnings for the operation and expansion of our business. For more information, please see "Dividend Policy."

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve risks and uncertainties. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "could," "would," "will," "should," "expect," "seek," "plan," "intend," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in the Risk Factors section above. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                 USE OF PROCEEDS

         Assuming all units being offered are sold, our gross proceeds from the sale of the units we are offering hereby are estimated to be $35 million, based on the initial offering price of

$1,000 per unit but before deducting the expenses of the offering. In addition to fees and expenses for legal, accounting, and printing services, as well as certain other miscellaneous costs, gross proceeds may be reduced by payments we may need to make to credit card issuers in connection with subscribers who purchase their units by use of a credit card.

         The principal purposes for this offering and the primary use of proceeds from the offering are to fund the following:

         - continuing development of our Web site and other technology infrastructure;

         - developing our veterinary buying group membership and infrastructure;

         -        developing informational content;

         - developing our veterinary and consumer product and service lines;

         -        developing our fulfillment and distribution systems;

         -        conducting marketing and brand building efforts;

         - obtaining qualified executive, operations and technical personnel; and

         -        developing strategic relationships.

         Proceeds will also fund expected initial operating losses resulting from these activities, as well as increase our working capital and possibly fund other capital expenditures. We have not yet fully developed an expectation of our expenses and thus cannot estimate the amounts to be used for each of these purposes. The amounts and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business. In addition, we may use a portion of the net proceeds to meet some of our objectives through acquisitions of products, technologies and businesses. Accordingly, although we have no present plans, commitments, or agreements, other than with respect to the veterinary buying group, relating to any such acquisitions, joint ventures or other strategic relationships, management will have significant discretion in applying the net proceeds of this offering. Pending such uses, we will invest the net proceeds in short-term, investment grade, interest-bearing securities.

                                 DIVIDEND POLICY

         We have never paid any cash dividends on our common stock or preferred stock. We anticipate that in the future our earnings, if any, will be retained for use in our business or for other corporate purposes, and it is not anticipated that cash dividends in respect of any common stock or preferred stock will be paid in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

         The offering price of $1,000 per unit (and the corresponding offering price of the common stock ($1.25 per share) and preferred stock ($1.25 per share)) in this offering has been determined arbitrarily by us. The offering price was determined without reference to any trading market or the price of any securities of a comparable publicly traded or privately held company and does not have any relationship to our assets, book value or potential earnings, or to any other customary business valuation or investment criteria. We have not and do not intend to engage outside consultants, appraisers or investment bankers to render an opinion as to the fairness of the offering price. You should not consider the offering price for the units to be reflective of their fair market value or value at which they could be resold by the investor to a third party. Among the factors we took into account in determining the offering price were the total number of units intended to be issued, the price of units in our prior private offering, and the total amount of capital intended to be raised from the offering.

         The warrants to purchase Class A common stock being offered will be issued at no cost to investors who subscribe for units within one of the prescribed time periods described under "PROSPECTUS SUMMARY--The Offering." Each warrant entitles the holder thereof to purchase one share of our Class A common stock at a price $1.25.

                                 CAPITALIZATION

         The following table shows our capitalization as of June 30, 2000 as adjusted. The adjustment gives effect to the sale of the 35,000 units and issuance of 2,100,000 warrants in this offering of $1,000 per unit. The table does not take into account the exercise of warrants that may be issued in this offering to purchase up to 2,100,000 additional shares of our Class A common stock. This table should be read in conjunction with our financial statements and related notes, and other financial data included elsewhere in this prospectus.

                                                                                             June 30, 2000
                                                                                       ------------------------
                                                                                       Actual       As Adjusted
                                                                                       ------       -----------
Stockholders' equity:

Preferred Stock

Preferred stock, $0.001 par value, 5,000,000 shares authorized; 200,000 shares issued and outstanding on an actual basis and 7,200,000 issued and outstanding
on an adjusted basis..........................................................           200             7,200

Common Stock

  Class A, $0.001 par value, 25,000,000 authorized; 720,300 shares issued and outstanding on an actual basis; 21,720,300 shares issued and outstanding
     on an adjusted basis.....................................................           720            21,720

  Class B, $0.0001 par value, 25,000,000 authorized; 306,650 shares issued and outstanding on an actual basis; 9,640,100 shares issued and
     outstanding on an adjusted basis.........................................            31               964

Additional paid-in capital ...................................................       999,081        35,970,148

Accumulated deficit ..........................................................       (94,617)          (94,617)
                                                                                   ---------      ------------
     Total shareholders' equity (total capitalization) .......................     $ 905,415      $ 35,905,415
                                                                                   =========      ============


                                    DILUTION

         The following discussion and tables treat the Class A and Class B Common Stock as a single class and allocate no value to the warrants being offered along with the units.

         Our net tangible book value as of June 30, 2000, was approximately $905,000 or $.74 per share of our capital stock, common and preferred. Net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities and divided by the total number of shares of our common and preferred stock outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common and preferred stock in this offering and the pro forma net tangible book value per share of common and preferred stock immediately after the completion of this offering. After giving effect to the sale of the units being offered at an assumed initial public offering price of $1,000 per unit ($1.25 per share of common stock and $1.25 per share of preferred stock)(giving no value to the warrants), but before deducting the estimated offering expenses payable by us, our net tangible book value as of June 30, 2000, would have been approximately $35,905,000 or $.93 per share of common stock. This represents an immediate increase in net tangible book value of $.19 per share attributable to new investors and an immediate dilution of $.32 per share to new investors. The following table illustrates this per share dilution:

Initial public offering price per share .......................              $ 1.25
     Net tangible book value per share as of
     June 30, 2000 ............................................     $ .74
     Increase per share attributable to new investors .........     $ .19
Adjusted net tangible book value per share after this offering               $  .93
Dilution per share to new investors ...........................              $  .32

         The following table summarizes, on an adjusted basis after giving effect to the offering at an initial public offering price of $1.25 per share, as of June 30, 2000, the differences between the existing shareholders and new investors with respect to the number of shares of common stock purchased from us, the total consideration paid to us, and the average price per share paid. The information does not include the exercise of the warrants or up to 71,500 shares of common stock issuable pursuant to currently outstanding options we have previously issued.

                                                  Shares Purchased        Total Consideration       Average
                                               ----------------------    ----------------------    Price Per
                                               Number     Percent(%)     Amount     Percent (%)      Share
                                               ------     ----------     ------     -----------    ----------
Existing shareholders
     Class A common stock                       720,300        2      $   750,001         2        $   1.04
     Class B common stock                       306,650        1               31        -0-            -0-
     Preferred stock                            200,000        1          250,000         1            1.25

New investors
     Class A common stock                    21,000,000       54      $26,250,000        73            1.25
     Preferred stock                          7,000,000       18        8,750,000        24            1.25

Additional shares of Class B common
    stock under anti-dilution provisions      9,333,450       24              -0-        -0-             -0-

Total                                        38,560,400      100%     $36,000,032       100%
                                                             ===                        ===


         Exercise in full of all outstanding options would not affect our adjusted net tangible book value at June 30, 2000.

                              PLAN OF OPERATION AND
                           DESCRIPTION OF THE BUSINESS

OUR COMPANY HISTORY, PURPOSES AND OBJECTIVES

         PetsVetsandYou.com, Inc. is a development stage company organized by our founders, James J. Carlstedt, Lana Colby, Neil Colby and Eddie Garcia, D.V.M. We plan to offer goods and services to two distinct but highly interrelated constituencies--veterinarians and pet owners. Our objective is to provide veterinarians with professional and practice-related services, consisting of a veterinarian supplies buying group, Web site hosting and staff training, and to offer pet owners a comprehensive pet supply Web store and a Web site that contains timely and relevant pet care information and educational content.

         Initially, we will be owned almost exclusively by veterinarians and will market our veterinary services and consumer-focused pet-oriented products and services in a variety of ways utilizing our veterinarian shareholders, including direct referrals by veterinarians, both to other veterinarians and to their pet owner clients, and the distribution of in-office brochures by veterinarians from their practice locations to their pet owner clients. We believe this veterinary ownership model represents powerful marketing potential for our Web site both as to veterinarians and consumers. We anticipate the veterinary community will respond favorably to a company providing veterinary services in which veterinarians have an economic and professional stake. We believe that by utilizing the vast experience and knowledge base of our veterinarian shareholders, we can establish PetsVetsandYou.com as an important resource for veterinary services and also for valuable clinical and other pertinent information for pet owners. We also believe that the trust pet owners place in their veterinarians will be highly influential in attracting these consumers to our Web site for information and to shop at our Web store, and that the content of the site will develop in those consumers a dependence on and loyalty to the site. We intend to seek endorsement of our Web site by a national contingent of participating veterinarians (many of whom we hope will be our shareholders), and we expect that this will assist in legitimizing us and establishing the Web site's real value to adherents as truly comprehensive, dedicated both to the best clinical care through the accurate dissemination of clinical and other information concerning their pets and to providing a comprehensive, high-quality line of pet products. We believe this, in turn, will act to further broaden our Web site's appeal and audience, enabling it to potentially become a leading veterinary services provider and online pet product provider. It may also be appropriate at some time in the future to undertake national advertising designed to capture the largest market possible and supplement the in-office sales literature; however, we intend to build the Web site's fundamental customer base through the veterinarian-based grass roots marketing model.

         We believe the critical keys to our success are:

         - maintaining the input, active participation and support of our veterinarian shareholders;

         - effectively delivering relevant, high quality products and services to veterinarians and consumers;

         -        intensely managing the Web site and distribution functions;
                  and

         - establishing and successfully implementing cost controls and budget management.

VETERINARIAN OWNERSHIP--A CORE STRATEGY

         Other than our founders and a limited number of other individuals making substantial non-monetary contributions to our business, only veterinarians currently own our stock and only veterinarians will be eligible to subscribe for units in this offering. As discussed elsewhere in this prospectus, substantial veterinarian ownership represents the core element of our marketing and overall business strategy. We believe building the foundation of our business on veterinarian ownership and grass roots marketing initially will create valuable marketing and revenue generating opportunities in the short-and long-term and enable us to build our customer base, create veterinarian and consumer loyalty and become profitable more quickly than other mass-marketing and advertising driven business models. We believe that once we have become profitable, our ownership can be expanded through an underwritten offering of our stock to the general public, with certain clinical controls and veterinarian input secured through our preferred stock, which only veterinarians are eligible to own. Prior to any such broad-based ownership initiative, we anticipate that, except for our founders, non-veterinarians will not own more than 10% of our equity.

THE PETSVETSANDYOU.COM STRATEGY AND APPROACH

         Our business will focus on providing products and services to two different but substantially interrelated business constituencies-- veterinarians and pet owners.

         - We plan to provide veterinarians with a selection of products and services either essential or highly desirable to veterinarians in their practices, including Web site hosting, staff training and education, and a buying group through which they can purchase a full range of veterinary supplies.

         - We plan to provide pet owners and consumers a comprehensive on-line pet products store, containing pet products and supplies, as well as informational and educational services.

         PROVIDING ESSENTIAL AND DESIRED PROFESSIONAL AND PRACTICE RELATED SERVICES TO VETERINARIANS.

         We plan to provide veterinarians with several important services, primarily consisting of:

         -        a veterinary products buying group;

         -        Web site hosting services; and

         -        staff training and education.

         We intend to offer veterinarians participation in a buying group for a wide range of products and supplies for veterinary clinics and practices. We are currently in discussions with a large veterinarian-owned buying group to enter into a strategic relationship with that group that will enable us to provide buying group services to our veterinarian shareholders relatively quickly. Our business plan relating to the buying group is very preliminary at this stage and further development depends on the outcome of those discussions. The outcome of those discussions will have a significant impact on how we develop the buying group and what the features and elements of the buying group will be. Through our Web site we will also provide Web site hosting services and staff training services to veterinarians. These are all areas that we have found many veterinarians either need or want but for which, for various reasons, they have not found satisfactory alternatives. We believe we can provide these services to veterinarians in a way that will focus on their needs and meet or exceed their expectations. Our fee structure has not been determined; however, we intend to charge a fee for many, if not all, of these services. We will also be providing the Web site hosting services to non-veterinary businesses as well.

         OUR WEB STORE AND CONSUMER INFORMATION AND EDUCATIONAL SERVICES.

         Part of our overall mission, and the primary goal of our Web store and consumer information and educational services, is to distinguish ourselves in the online pet products industry through broad-based veterinarian ownership of our company and our emphasis on the relationship between the veterinarian and the pet and its owner. We believe these relationships--pet owners with veterinarians and veterinarians with our company--will act as a powerful marketing tool, guiding pet owners to our Web site for products and information, and converting "browsers" to buying customers by making us a destination Web site for pet owners. We believe that this strategy of a broad-based ownership group of veterinarians will also allow us to provide unique approaches to all the core aspects of our Web site business, from product offerings, pet information and educational features, to practice-related services provided to veterinarians.

TIMING OF IMPLEMENTATION OF VARIOUS ASPECTS OF BUSINESS

         We are currently in discussions with a large veterinarian-owned buying group to form a strategic relationship with such group that would enable us to begin making buying group services available to our veterinarian shareholders in the relatively near future.

         With respect to all other services, Web site and other development and implementation is currently ongoing. We anticipate that the specific areas of our business will become operational in stages, with the level of operation in each area increasing over time. Our objective is to have all aspects of our operations fully operational by the end of 2001. Our current development timeline for bringing our services into full operation is shown below. However, this timeline represents only our best estimate of how our operational development will proceed and is constantly subject to revision. A number of factors could cause our estimates to be wrong and we cannot guarantee that the following time line will be accurate, either with respect to the order of development or estimated dates of completion.

    BUSINESS OPERATIONS DEVELOPMENT                                                ESTIMATED COMPLETION DATE
    -------------------------------                                                -------------------------
    Complete initial capabilities to begin providing Web hosting services                  November 2000

    Begin offering consumer informational and educational content                          December 2000

    Begin offering staff training and online educational services                            June 2001

    Online pet store open for business                                                  Fourth quarter 2001


PROFESSIONAL AND PRACTICE RELATED VETERINARY SERVICES

         VETERINARIANS' CONCERNS AND THE NEED FOR VETERINARY PRACTICE SERVICES.

         Through informal discussions with individual veterinarians, practice consultants, and veterinarian groups, we have determined what we believe to be a number of concerns veterinarians have with respect to their individual practices, the direction of the practicing profession and the effect current economic and technology trends are having and may have in the future on their practices. Some of those concerns include: the sale by non-veterinarians of prescription products, particularly online sales; maintaining the privacy of client information in the Internet environment; the poor quality of animal care advice being provided over the Internet; staff training; and, increasing practice revenues.

         BUYING GROUP FOR VETERINARY PRODUCTS.

         We are seeking to provide buying group services to our veterinarian shareholders either through a strategic alliance with an existing buying group, the formation of our own, or some other method. We anticipate that the buying group will have a significant number of veterinarian members and act as a large-scale wholesale distributor of a wide range of veterinary clinic/hospital products and supplies, including animal health products, prescription, non-prescription, and sundry items used by veterinarians in their practices, and disposable and durable clinical instruments and equipment. It is our intention to provide veterinarians, through membership in the buying group, with the opportunity to reduce their expenses for veterinary and other practice-related supplies and, in doing so, derive revenues for us through sharing in those savings.

         Our business plan with respect to the buying group is in the very early stages and further development will depend, in part, on the outcome of discussions we are currently having with a third party regarding a strategic relationship in developing our buying group. There are at least two alternatives now being considered as to how to move forward with establishing the buying group. We are currently in discussions with a large veterinarian-owned buying group to form a strategic relationship that will allow us to provide our veterinarian shareholders with an opportunity to participate in the existing buying group on favorable terms, giving our veterinarians immediate access to the buying group and providing us with a source of revenues in the near future. The other alternative being considered is to develop our own buying group through our veterinarian owners and to develop the accompanying infrastructure. We consider the first alternative more desirable for us because of the near-term access to a buying group it provides to our veterinarian shareholders and to the earlier generation of revenues it could provide to us. In our judgment, the second alternative, although likely to produce higher revenues, is less attractive due to time, expense and other resources it would require to be accomplished, and the uncertainty of undertaking the project.

         WEB HOSTING AND DESIGN SERVICES.

         A large number of companies and organizations provide Web hosting services, some providing very broad-based services to businesses of all types, and others providing such services to one or a few select types of businesses. In many cases, these vendors have no focus, experience or special knowledge relating to veterinarian sites, physician sites or sites for other clinical or professional service providers. Some vendors, however, do specialize in sites for clinical and professional service providers, including veterinarians. Our service will not be dedicated solely to veterinarians--we intend to offer our services to small- and medium-sized businesses of all kinds, as well as veterinarians; however, we anticipate our primary market will be veterinarians, giving us the ability to focus on their special needs and to refine design ideas and approaches both on a general and customization basis.

         We intend to offer three main Web site services:

         - Web hosting--for veterinarians, other professional services, and small- and medium-sized businesses;

         - template-based Web site design --for veterinary offices through the use of our specially designed proprietary template software; and

         - customized Web site design-- offering clients specialized Web site design services, developing unique Web sites from simple designs to more complex and elaborate sites.

         We believe our primary competition will come from the smaller hosting firms and free sites. Companies such as Myvetonline.com and Vetcentric.com are offering free Web sites. These companies, however, are using banner advertising and links to direct the veterinarians' clients to purchase products and view services offered by non-veterinarian owned companies. We believe these types of client links can have adverse long-term effects for veterinarians, including, but not limited to, lost future business, especially as Internet based services increase in the future. Furthermore, some of these companies do not allow individual domain name registration, thereby precluding the veterinarian from establishing individualized brand recognition and customer loyalty online.

         The state-of-the-art facilities developed by many Web hosting and data center firms, such as UUNet, Qwest Communications, Digex and Genuity, provide quality network connectivity and computing services without significant capital outlays for necessary networking, data storage and processing equipment. Providing our Web hosting services by using one of these data center firms in conjunction with our template-based design and customized Web site design services gives us a number of valuable features and economies, including the following:

         - reliability, through the use of redundant systems, disaster recovery and business resumption planning;

         - manageability, through continuous monitoring and network control to provide a secure and reliable system, as well as the ability to update and manage the content of the site on a 24/7 basis through the use of the template software;

         - scalability, allowing for rapid growth of the web hosting and design services offered by us, as well as supporting rapid expansion and change of the hosted sites; and

         - security, through an infrastructure with physical security to control access to the data center, as well as network and computing security measures such as firewall and intrusion detection to protect the Web sites.

         By outsourcing the networking connectivity and computing infrastructure needs associated with our hosting services, we can focus on the design, implementation and marketing aspects of our Web site services and be confident that the site is being properly managed and secure.

         Two of the traditional barriers to veterinarians having their own Web sites have been cost and up-front time requirements. Up-front Web site design and hosting fees can range from $1,000 up to $20,000 or more, with monthly maintenance fees ranging from approximately $20 to $65. We intend to provide template-based Web design services to veterinarians with no design fee, and hosting services with a monthly fee competitive in the Web hosting industry. We also believe our veterinarian customers will find the design features available for constructing and modifying their sites concise and easy to use, streamlining the process for veterinarians who want to promote their practice online.

         Also, we believe, based on our discussions with individual veterinarians, veterinarian groups and practice consultants, that many veterinarians question not only the economics but the effectiveness of establishing their own Web site. At the same time, they are finding, more and more, that their clients want the flexibility of communicating with their veterinarian when it is convenient for them or when immediate concerns arise about their pet during non-office hours. Our hosting services will give veterinarians greater ability to communicate with and provide information to their clients, which we believe will enhance the doctor-client relationship.

         Our Web hosting services will give veterinarians the ability to have their own domain names, allowing them to "brand" and build name awareness. They will have personalized Web sites, hosted by us and directly linked to the services offered by the "PetsVetsandYou.com" Web site. This will give the veterinarian's Web site visitors information from their local veterinarian and immediate access to additional information, education and product resources available on the PetsVetsandYou.com main site. We believe veterinarians will find our Web hosting service superior and desirable overall to other services, in part because of the "foundation" our Web site will provide the veterinarians' individual sites and the ability visitors will have to move relatively seamlessly from their local veterinarian's site to our site and vice versa. We will also strive to continuously develop software to integrate features into the Web sites to enhance the veterinarians' practice management capabilities.

         Our preliminary veterinary Web site design plan includes many built-in options and links including:

         -        office and staff profiles;

         -        bold and creative layouts through our template software;

         -        online appointment requests/setting;

         -        a pet photo gallery;

         - links to our lost and found pet bulletin board and pet adoption bulletin board;

         -        e-commerce through the PetsVetsandYou.com shopping cart; and

         -        links to our Pet Care Library.

         STAFF TRAINING.

         Like many small- and medium-sized professional offices, veterinarians must rely on their non-professional staff to handle a number of important administrative functions--everything from answering telephones, greeting clients, scheduling appointments, and handling deliveries to selling pet supplies to clients, bookkeeping functions, inventory control and ordering supplies. As with other professional offices and many other businesses in general, turnover is relatively high in these administrative positions and finding competent, qualified and responsible individuals to fill them is sometimes very difficult. As a result, veterinary offices are often forced to hire persons for these positions who may lack training, experience, or both, in even the basic elements necessary to satisfactorily perform office administrative functions. Consequently, veterinarians and/or members of their staff are forced to train new administrative personnel in even the most basic skills, requiring them to spend valuable time away from the practice of veterinary medicine. Also, the methods of training are typically inefficient. In many cases veterinarians simply do not have the time to undertake such training, an outcome that carries its own costs. We believe, based on our discussions with individual veterinarians, veterinarian groups and veterinary practice management consultants, that veterinarians need, want and would be highly receptive to a service that would relieve them to a large degree of the need to use their own valuable time and energy, and that of their more senior administrative and medical personnel, to provide basic veterinary office administration skills to new administrative staff persons.

         Through our online staff training and education service, we plan to provide this training to veterinary staff in a progressive format that will enable the trainees to be productive in their new jobs while undergoing training, either in the office or at home, and allowing the veterinarians to focus on delivering veterinary services to his or her clients. Our staff training software, currently in development, will enable us to provide training that includes structured lessons, instructional materials and self-assessment tools. After a trainee completes a lesson, a self-assessment tool will be administered to evaluate the staff member's understanding of the topic presented. Credit will only be given after a thorough understanding of the lesson has been demonstrated. Veterinarians will be able to view the level each staff member has achieved and the dates and times each section was completed.

         We plan for our training programs to eventually cover a number of areas including the following:

         -        customer-service skills;

         -        telephone etiquette;

         -        general office administration;

         -        practice management;

         -        nursing;

         -        lab-related and other technical skills;

         -        equipment orientation;

         -        basic pet handling;

         -        behavioral pet training;

         -        basic kennel operations; and

         -        OSHA compliance.

CONSUMER AND PET ORIENTED PRODUCTS AND SERVICES

         THE RETAIL PET PRODUCTS MARKET.

         The pet products industry is a large and growing market characterized by a loyal and emotion-driven customer base whose needs we believe are not adequately satisfied by traditional retail stores or the current offering of online stores. According to the Pet Industry Joint Advisory Council, U.S. consumer spending on pet products and services grew at an annual rate of approximately 9% per year between 1993 and 1997, totaling approximately $23 billion in 1997. Pets have become an increasingly important part of U.S. households, numbering over 235 million at the end of 1998, based on a survey conducted by Sloan Trends & Solutions, Inc. Today, more than 60% of U.S. households own a pet, and 40% of those households own more than one, according to a recent American Pet Products Manufacturers Association study. In addition, according to Sloan Trends & Solutions, Inc., U.S. households spent on average $350 on their pets in 1998.

         Growth cycles in the pet industry have varied at different times and are often based on life style trends and economic conditions. The trend today is for more expensive pets (along with enhanced purchases of high-end products and services), but also toward fewer animals needing less intensive care, given the tendency toward more working hours and households where both adults work. Internet growth tracks these same trends. Since purchases can be made for pet food and supplies without having to leave the home, coupled with the widespread nature of Internet awareness, families pressed for time due to job constraints or who live in remote locales are utilizing this resource in far greater numbers each year. The sustained growth of the Internet, due to its dynamic nature, ingenuity and convenience, continues to give rise to growth rates exceeding any other pet industry outlet preceding its advent.

         Pet owners generally exhibit strong emotional connections to their animals. For example, according to Sloan Trends & Solutions, Inc., over 80% of pet owners consider their pets to be members of the family and 67% buy their pets holiday gifts. In addition, over 80% of pet owners surveyed by the American Animal Hospital Association stated that in an emergency they would likely risk their live for their pet. Because of this strong human-animal bond, we believe pet owners, like parents, represent an attractive base of consumers who seek a wide variety of products and information for their pets which promote their pets' health, well being and happiness.

         Traditional "bricks and mortar" stores have served as the pet product retailers in the United States and account for approximately 85% of sales in the market, according to a Find/SVP Market Research Report from November 1999. These include superstore retailers such as Petco Animal Supplies, Inc. and PetsMart, Inc., grocery store retailers such as Kroger Company and Safeway, Inc., mass market retailers such as Wal-Mart Stores, Inc. and Kmart Corporation, warehouse stores such Costco and Sam's Club, and smaller, independent specialty pet products stores. However, according to the same report, although the Internet comprises only about 9% of pet product and food sales, it is the most rapidly expanding segment of the market, estimated to be growing at 15% per year.

         While in the aggregate the non-Internet based channels provide consumers with a wide selection of pet related products, we believe the traditional store-based retailers for pet products have a number of limitations, which are also shared, to some degree, by mail order suppliers:

         - Lack of One-Stop Shopping. The pet products retail market is fragmented, generally requiring consumers to shop at multiple outlets to find everything they need for their pets. For example, superstore retailers, grocery stores and mass market retailers tend to carry a deep selection of well known brand name pet products from leading vendors, but have fewer specialty products. Specialty pet stores instead tend to carry a broader selection of specialty products from smaller vendors, but usually have a limited selection of the more well-known brand name products. On a combined basis, specialty pet stores control the largest percentage of sales in the U.S. pet product retail market, having 20% of U.S. sales based on data published by the Pet Industry Joint Advisory Council in 1998. This lack of one-stop shopping also applies to other online retailers who have chosen to model after the traditional retail channel in terms of selection and are offering a subset of a superstore product mix.

         - Limited Geographic Coverage. The few pet retailers who do tend to offer a broader selection of products usually operate on a regional basis or only in metropolitan areas. This leaves a significant percentage of the U.S. population without easy access to the full array of the products they need for their pets. Opening additional stores would require substantial investments in real estate and inventory, as well as in trained personnel, for these chain stores. The high cost of opening and maintaining additional stores further limits the ability of retailers to serve geographic areas that are not densely populated.

         - Inconvenience of Store Design and Layout. We believe consumers value the opportunity to select items from a broad range of pet products that best fit their needs. However, the constraints of retail shelf space and store layouts limit traditional retailers' ability to meet many customers' needs, often dictating a limited product selection that appeals to the broadest number of consumers. Products are typically displayed by brand, category or packaging to maximize stocking efficiencies, especially for bulk products such as dog food, and to promote fast selling products. Further, because of large investments in inventory required to keep stores fully stocked, traditional pet retailers often have limited flexibility to adapt their merchandising strategies to meet changing consumer demand.

         - Limited, Inconsistent Information. Consumers buying pet products often seek information and expert advice to assist them in making purchase decisions. However, many traditional store-based retailers do not provide consumers with easy access to useful product information or readily available on-site experts who can provide assistance. In addition, even where on-site support is available, the quality of information and expertise may be inconsistent due to the challenges of hiring, training and maintaining knowledgeable sales staff. This limits the level of customer service available to consumers.

         As a result of these factors, we believe that consumers often find the pet product shopping experience to be both inconvenient and unpleasant. Shopping for pet products in retail stores can involve making trips to multiple stores, extended searching for desired products, waiting in line to make a purchase and carrying home heavy bags of pet food, litter or other bulk products.

         PRODUCTS AND CUSTOMER SERVICES.

         We will seek to cover a broad spectrum of the pet products market, but also be mindful of fundamental inventory control and marketing principles. We intend to cater to the full spectrum of pets, including dogs, cats, fish, birds, snakes and other reptiles, ferrets, guinea pigs and other small pets and, potentially, some large animals. We plan to have product selection monitored by our 15-member Veterinarian Advisory Board, which will periodically review our product selection, considering among other things their safety and effectiveness, to assist in maintaining the highest possible quality. We also intend to tightly integrate broad product selection in our Web store with highly relevant informational and educational content, providing consumers with the pet-related information they need to make informed purchasing decisions.

         We plan for our Web store to provide features and content typical in other online retail stores, such as:

         -        product descriptions;

         -        product photographs and other graphics;

         - site organization allowing consumers to shop by type of pet, type of product, individual products lines, and more;

         - recurring ordering feature to allow automatic purchase and delivery of items such as food, litter and other products; and

         - the ability for consumers to "personalize" or "profile" their pets, including creating wish lists.

         The typical online shopping experience begins with the search for products that meet specific needs, includes the online ordering process, and extends through product delivery and post-purchase support. We believe that the ability to accurately fulfill orders, ship products quickly to a customer's door, or efficiently handle customer inquiries is as important to customer satisfaction as product selection. Accordingly, we intend to place emphasis on finding and utilizing fulfillment, distribution, and customer service functions, as well as flexibility, efficiency and economy as our guides. We also intend to buy directly from manufacturers and centrally locate our distribution center to help improve product margins, reduce shipping and handling costs and provide customer satisfaction through better service. We believe all of these factors will allow our Web store to provide customers with a superior shopping experience, with direct delivery to their doors.

         Prescription products may also be a valuable product line we may decide to carry at some time in the future. However, we recognize that prescription products remain a valuable source of income for a great number of veterinary practices. Accordingly, we have made a determination to not offer initially prescription products on our Web site and not to offer such products without the approval of a majority of the holders of our preferred stock (i.e., veterinarian shareholders). This represents a substantial commitment on our part to our veterinarian shareholders. We do not view prescription products as critical to our initial success. We do believe, however, that offering such products may eventually be important for the growth and success of our Web store and we may reconsider the issue in the future.

         MERCHANDISING AND PRODUCT OFFERING.

                  Merchandising. We intend to assemble an in-house merchandising team with pet industry expertise and believe this expertise will give us several key retail abilities. We hope to use product category knowledge to source a broad assortment of products that encompasses the selection of a superstore, specialty store and grocery store, but also to reduce those items in our product mix that are clearly not relevant. We hope to leverage vendor relationships to buy direct and realize better pricing, rapidly bring new products to market, capitalize on promotional opportunities, and test new items on a national basis. We intend to offer a variety of premium and other well-known brands in the pet industry such as Science Diet, Iams, Pedigree, Eukanuba, and Purina. We also hope to eventually offer our own premium private label brand for certain high-volume products, supplies and accessories.

                  Product Offering. We plan to develop a product offering that will provide customers with a breadth and depth of selection across the most popular pet types and product categories, possibly including products such as the following: apparel, aquariums, aeration and bubbler equipment, beds and hammocks, behavior modification products, books and videos, bowls, breeding supplies, cages, calendars, carriers, catnip, chews and chew toys, cleaning and



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

grooming equipment and products, clean-up products, collars, doors and barriers, feeders and waterers, flea and tick control products, food, furniture, grooming equipment, habitats and habitat maintenance products, harnesses, health care supplies (non-prescription), heaters, houses and accessories, I.D. tags and belts, leashes, litter boxes, scratching posts, toys, treats and training products.

         PRODUCT PRICING.

         We anticipate the number of products eventually to be offered will be approximately 10,000 or perhaps more. We believe we will be able to buy competitively from manufacturing sources and sell at competitive prices, while attaining and maintaining profitability. We expect that eventually our volume of business will enable us to purchase many products directly from manufacturers; however, we do not yet have any arrangements with suppliers or manufacturers. With a veterinarian shareholder base, we believe our strategic position in the marketplace will help to accommodate a pricing policy that will enable us to be competitive while retaining attractive margins. Since we will be processing transactions online, we do not anticipate any material accounts receivable from consumer Web store operations.

         FULFILLMENT AND DISTRIBUTION.

                  Sourcing. We intend to source our products from a variety of distributors, wholesalers and, eventually, manufacturers. We currently do not have any arrangements, formal or informal, with any manufacturers or suppliers; but we believe, based on preliminary discussions with various such parties, that we will have ready access to such arrangements.

                  Distribution. A successful launch of our Web site will create advantages for us but will also create significant challenges. One of the challenges and one of the keys to our success will be the implementation of an effective distribution operation. Failure in this aspect of customer satisfaction could seriously impair our reputation with our consumers and veterinarian shareholders. Repairing the damage from inadequate distribution operations could prove impossible. Therefore, we intend to have all requirements for a smooth transition to operational status in place before the first delivery is made. Preliminary studies and ultimate testing concerning the adequacy of space requirements, software systems, delivery methods, personnel needs, inventory controls, and buying practices, will take place prior to activating our sales program and Web store. We are committed to full and satisfactory testing of our distribution systems before commencing operations.

                  We are unsure at this time as to how distribution requirements will be handled. If a viable strategic relationship can be created with an entity having an existing and adequate distribution system and facilities in place, we may choose to enter into such a relationship rather than creating and acquiring our own system and facilities. If such a relationship cannot be formed, we will be required to continue with development plans, which will likely include the leasing of a large distribution/warehouse facility providing adequate space for immediate needs and for expansion and unanticipated business volume, creating delivery channels (such as U.S. Post Office, UPS, Fed Ex), and constructing order fulfillment and distribution operations.

         INFORMATIONAL AND EDUCATIONAL CONTENT.

         We plan to obtain our consumer-oriented information and educational materials from veterinarians, animal behavioral specialists and other pet experts and will not be confined to in-house staff. We intend for our content to provide relatively detailed material on a wide variety of topics of interest to pet owners to give them both general and specific information. However, the purpose of our informational content will be to educate pet owners in a general way on a wide range of topics that will help them care for their pets and promote the family veterinarian and regular veterinary examinations.

         We plan to provide pet owners with an opportunity to ask questions and receive answers from volunteer veterinarians and other pet experts. We hope to have our veterinarian shareholders, as well as other contributors, provide the site with timely and relevant articles, commentary and advice on a broad range of subjects including health and nutrition, current clinical issues and events, animal behavior, and more. One goal is to provide visitors to our Web site search tools to find information from a wide range of professional and other resources and pet care resources, including veterinarians, animal hospitals and emergency care facilities, kennels and boarding facilities, and more. Additional features of the Web site will include sections for lost and found pets, pet adoptions, a children's section and other entertaining interactive sections.

         Our content will not be intended as a direct revenue generator but rather as a service to our customers and the clients of our veterinarians and as a means to build confidence, loyalty and a sense of community in our users, both pet owners and veterinarians. We believe that this will result in creating a solid consumer and veterinarian user base and repeat Web site use, leading to retail purchases.

MARKETING AND VETERINARIAN OWNERSHIP

         Our marketing strategy is centered on our veterinarian ownership. We are not aware of any veterinarian-owned pet-oriented Web site of national scope. We believe that an effective marshaling of a large segment of this influential group of professionals through ownership and active participation is the basis for a consumer marketing strategy based on trust, quality and clinical excellence that will strongly challenge our competitors.

         We hope to build confidence with our veterinarian shareholders by giving them meaningful input into our management. We intend to achieve this through specifying seats on our board of directors to be elected solely by veterinarian preferred shareholders, and by giving them clinical control and representational influence on corporate decision-making via committees on the Veterinarian Advisory Board. Furthermore, they will be given the tools and support to expand their own practices through individualized Web hosting services, staff training, buying group participation, and possibly other programs designed for their and the industry's ultimate benefit. We believe the emphasis on our relationship with our veterinarian shareholders will motivate them to enthusiastically promote and support our business, which is crucial to executing our marketing strategy.

         We also view every participating veterinarian's office as a potential sales outlet for our retail Web store. We plan to make sales literature outlining the features of our Web site, how it can be accessed and what advantages may be realized by logging on, available from the veterinarians to all clients who come to the clinics or veterinarians' offices. Letterhead, form invoices, newsletters and other materials will carry the PetVetsandYou logo and Web site address, reminding clients of our services and our connection with their veterinarian. While veterinarians certainly cannot be required to promote the site, we believe they will be motivated by ownership and commitment to our mission to do so.

         As previously described, prescription products initially will not be sold to consumers on the Web site because of the potential adverse effects this could have on our veterinarian shareholders. However, this service may be added if approved by a majority of the veterinarian preferred shareholders. Recently, sales of drugs and other prescription products on other pet-oriented Web sites have taken a portion of this business from clinics and individual practices. If this trend continues, we may ask our veterinarian shareholders for their vote to approve adding this service in order to partially counteract these effects.

         We may in the future promote our Web site through national television, radio and print advertising and through advertising on popular search engines, browsers and other potential sites capable of increasing "hits" or activity on our Web site. However, this is likely to occur only when the effects of our core marketing strategy are evident and our capital resources allow us to expand into that form of mass marketing. Also, new product and service lines, such as pet insurance, may be introduced when market studies demonstrate they will contribute to our profitability and our capital resources will allow such expansion.

         We do not anticipate hiring field sales personnel in the foreseeable future. Instead, we will rely on sales through the maintenance of veterinarian shareholder support by having home office personnel continuously communicate with them. All forms of communication will be utilized, including phone, e-mail, fax, memos, letters and mass mailings covering important events. Sales literature, selective advertising, Internet affiliations and policies designed to assure a high degree of veterinarian and customer satisfaction are some of the other key elements making up our sales strategy.

TECHNOLOGY AND NETWORK OPERATIONS

         We are currently designing, and plan to implement, an array of services and systems for site management, searching, user interaction, transaction processing, and fulfillment. It is critical that we meet or exceed users' and veterinarians' expectations when using these services in order to be successful. We believe the scalability, reliability, manageability and performance of our Web sites and of the Web sites we host will have a significant impact on the users' and veterinarians' experiences.

         In order to address these needs, we expect to take advantage of state-of-the art network and hosting facilities operated by an outside firm specializing in this business. We will do this by locating our Internet server and related computing, storage and network equipment for our Web sites in facilities owned and operated by such an outside firm. These state-of-the-art facilities, referred to as data centers, meet these needs in a number of ways:

         - Reliability: The facilities are built to withstand the most challenging circumstances with fully redundant systems for such critical items as power and network connectivity, as well as fire suppression systems designed for the computing environment. In addition, we expect to design PetsVetsandYou.com to take advantage of locally and globally distributed computing environments supported by such a hosting facility in order to reduce the likelihood that a network, computing, storage or software component failure will result in the Web site being unavailable.

         - Manageability: The data center staff monitors and controls network operations 24/7 to prevent problems. In the event that a problem does occur, trained and experienced staff are on hand to troubleshoot and isolate problems, and to restore service, ensuring secure and reliable hosting.

         - Scalability: Their data centers are designed to meet the needs of a rapidly growing company by supporting rapid growth in network traffic and fast deployment of additional computer servers, allowing PetsVetsandYou.com to manage rapid expansion of business operations with minimal disruption to ongoing operations and a manageable cost structure.

         - Security: The data centers provide physical security with access card and biometric authorizations, round-the-clock human and video surveillance, as well as network and computing security measures, such as firewall and intrusion detection, to protect the Web sites.

         We anticipate using a combination of our own proprietary technologies and commercially available, licensed technologies in our operations. We have designed proprietary software written in "Perl script" for our Web hosting template system using a Microsoft Windows-based platform. We are also in the process of designing our own proprietary software for the lost and found pet section, pet adoption section, The Pet Care Library, and the staff training section of our Web site.

         We have not yet determined the e-commerce platform we will use for our online pet store. We anticipate selecting a provider to furnish "off-the-shelf" software that we will, in turn, customize. We have reviewed a number of Windows-based software packages, but due to the rapidly changing software industry, we do not intend to make any final decisions in this regard until required by our development schedule.

COMPETITION

         VETERINARY PRODUCTS BUYING GROUP.

         The veterinary product distribution services industry is intensely competitive, rapidly evolving and subject to rapid technological change. We anticipate our competitors will have comparable or superior product lines, technical experience and financial resources. These organizations are known in the industry and have substantial existing customer bases. The size and nature of our competitors varies. Some are cooperatives sponsored by state and local veterinary associations, veterinarian-based affinity groups, and incorporated buying groups. Major distributors and wholesalers such as Walco International, Burns, Lextron, J.A. Webster, Inc., and The Butler Company will also provide significant competition. These competitors enjoy significant buying power and may be able to purchase from manufacturers at significantly greater discounts than we can and purchase certain products on an exclusive basis. We also expect that other companies in the veterinary products industry to become direct competitors, including manufacturers, such as Hill Pet Nutrition, Iams, Merial, Bayer, and Abbott Laboratories, who may decide to increase their direct-to-veterinarians marketing and sales efforts.

         We hope to compete with other buying groups by offering competitive membership fees and product discounts and by creating a sense of community among our veterinarian shareholders that will encourage them to utilize the buying group services. We also believe that offering veterinarians the opportunity to have an economic interest not only in the Web hosting component of the business but the entire business, will provide incentive for them to utilize these services.

         WEB HOSTING SERVICES.

         Web hosting services is a new, rapidly evolving, and intensely competitive market. It is becoming a highly price-sensitive market and is also highly fragmented, with no clear dominant leader in any of our market segments. We expect competition to further intensify in the future. In 1999 no one provider had more than a 10% market share. An International Data Corporation report released in April 2000 provided the following market share information for 1999:

         Company                                         Market Share (%)
         -------                                         ----------------
         Exodus                                               9.3
         Verio                                                7.6
         Global Center (affiliate of Global Crossing)         5.9
         IBM Global Services                                  5.4
         UUNet (MCI Worldcom)                                 4.4
         Qwest Communications                                 3.9
         Digex                                                3.3
         Genuity (formerly GTE Internetworking)               2.7

Many of these hosting companies also act as data centers or wholesalers of data storage or hosting, working with smaller companies or Web design firms to act as resellers of the hosting services. There are also a great number of small and mid-sized local and regional providers of Web hosting services.

There are 3 major classes of competition:

         - Free sites. These are usually offered by companies that attempt to generate revenues through banner advertising or redirecting the veterinarian's clients to purchase products or services with revenues going to the company providing free sites. Many of these providers also treat such services as loss leaders to generate marketing information that they use and sell. These sites are usually not as comprehensive as other sites in terms of the features they provide users and the services they provide the Web site owner.

         - Custom design/hosting companies. These providers typically offer customized Web site design and hosting for an up front design fee and monthly hosting and maintenance fee.

         - Small hosting firms. These firms typically provide standard hosting services consisting of basic site design and hosting for an up front design and set up fee and a monthly hosting fee. Some of these firms may specialize in catering to one or more affinity groups, such as the veterinarian market.

         Because of the hosting services we intend to offer, we believe our primary competition will come from the smaller hosting firms and free sites. Large "free site" providers, as well as pet-oriented Web sites such as Myvetonline.com and Vetcentric.com, offer free Web sites. Also, companies like Vetnetwork.com, Vetconnect.com and PdqVet.com offer Web site design and hosting for a fee. As an example, design fees charged by Vetnetwork.com average about $1,400. We will be charging no set up fee. Further, we believe that the value added service of staff training, along with the comprehensive site design and features offered by PetsVetsandYou.com, including ownership interest by the veterinarian, will give us a competitive edge.

         STAFF TRAINING AND EDUCATION.

         We believe staff training and education will be a valuable aspect of our overall strategy of branding PetsVetsandYou as "the veterinarians' Web site." We will face competition in the staff training and educational services sector primarily from traditional "do-it-yourself" or self-instructional training methods and, to a lesser degree, from practice management consultants. We believe the service and its convenience to the veterinarians and their staffs will create company loyalty and satisfaction among our veterinarians.

         ONLINE RETAIL WEB STORE.

         The online commerce market is new, rapidly evolving and intensely competitive. In particular, the pet products, information and services market is intensely competitive and is also highly fragmented, with no clear dominant leader in any of our market segments. We expect competition to further intensify in the future, both from our online competitors and from the traditional "bricks and mortar" or store-based competitors. Our competitors can be divided into several groups: online stores that specialize in pet products, such as Petopia.com, Inc., which is owned in part by Petco Animal Supplies, Inc., PetsMart.com, Inc., which is owned in part by PetsMart, Inc., and Pets.com, Inc., in which Amazon.com holds a substantial equity interest and strategic partnership; superstore retailers of pet products such as Petco Animal Supplies, Inc., and PetsMart, Inc.; specialty pet stores; mass market retailers such as Wal-Mart Stores, Inc., Kmart Corporation and Target Stores, Inc.; supermarkets; warehouse clubs such as Costco Companies, Inc.; mail order suppliers of pet products; and pet supply departments at major department stores. Each of these competitors operates within one or more of the pet products, information and services segments. Also, new entrants seek to carve their niche in the market by



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

offering, for a fee, Web hosting services (development and management of individual or clinic based Web sites) to veterinarians and paying commissions on sales generated by their practices.

         We believe that the following are principal competitive factors in our market:

         -        brand recognition;

         -        product selection;

         -        quality of Web store content;

         -        reliability and speed of order shipment;

         -        streamlined shopping experience;

         -        customer service;

         -        speed and accessibility of Web store;

         -        personalized service;

         -        convenience; and

         -        price.

         All of our current and potential traditional store-based and online competitors have longer operating histories, larger customer or user bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. Many of these current and potential competitors can devote substantially more resources to Web site and systems development than we can. In addition, larger, more well-established and financed entities may acquire, invest in or form joint ventures with online competitors or pet supply retailers as the use of the Internet and other online services increases.

         Some of our competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than will we. Traditional store-based retailers also enable customers to see and feel products in a manner that is not possible over the Internet. All of our competitors, both store-based and traditional, such as Petco Animal Supplies, Inc., PetsMart, Inc., Petstore.com, Inc. and Pets.com, Inc. have significantly greater experience than we do in selling pet supplies and pet care products.

         However, we believe our approach is unique and provides an opportunity for success because of its veterinarian ownership. We believe the participation of the veterinary community will have a significant impact on the success of pet-related Web sites and we seek to provide veterinarians with incentive for participation and support of our Web site by providing them with an opportunity of holding a stake in our success. We believe that if we can initially obtain and maintain the active support and participation of our veterinarian shareholders, the marketing force this approach could produce can challenge some of the current advantage our competition now enjoys.

VETERINARIAN ADVISORY BOARD

         We have established and expect to maintain a 15-member Veterinarian Advisory Board. The inaugural Veterinarian Advisory Board has been appointed by our founders, but will in the future be elected on a staggered basis by the holders of our preferred stock (i.e., veterinarians). The Veterinarian Advisory Board is divided into three groups of five members each. The initial members have terms of one, two or three years. Beginning with the initial election, board members will be elected to three-year terms. There will be a two-term limit on all members except those initially appointed to a one-year term who will be eligible to serve two additional 3-year terms.

         The Veterinarian Advisory Board will have a number of functions and powers. The line of pet and other products we will offer in our Web store will be carefully overseen and regularly scrutinized by the Veterinarian Advisory Board, which will have the authority to remove or replace products from the product mix based on quality, effectiveness and other factors. The Veterinarian Advisory Board will also have meaningful input with respect to all quality and clinical issues related to our products and services. We intend for this characteristic to be one of our hallmarks and for the Veterinarian Advisory Board to set us apart from other competitors by assisting us in developing an aspect of trust and loyalty from our customers created through veterinary involvement.

         Further, we intend for our board of directors to set aside, when and to the extent financially prudent, some modest portion of our net income to contribute to worthy pet and animal-related charities and to work in conjunction with the Veterinarian Advisory Board to identify and establish relationships with such recipients to provide better care and treatment for animals.

         Set forth below are the names and brief professional biographies of the current members of the Veterinarian Advisory Board:

         Tim Banker, D.V.M., Greensboro, North Carolina. Dr. Banker is currently a practicing veterinarian, a veterinary dentist and the hospital administrator for the Sedgefield Pet Care Center in Greensboro, North Carolina. He is a 1974 graduate with honors of the Ohio State University College of Veterinary Medicine. In 1988 he was chosen Practice Manager of the Year by the Veterinary Hospital Managers Association and in 1989 became a Fellow of the Academy of Veterinary Dentistry. Dr. Banker has been actively involved in the field of veterinary practice management for 17 years and frequently speaks on such diverse practice management topics as marketing, team building, communication skills, change management, and veterinary dentistry. For the past three years he has served as an Adjunct Professor at the North Carolina School of Veterinary Medicine.

         James E. Baxley, Jr., D.V.M., Lexington, South Carolina. Dr. Baxley is currently the President of PPC Veterinary Appraisals and Sales, Inc., where his responsibilities include appraising and brokering practices and structuring associateships. He graduated from the University of Georgia, College of Veterinary Medicine in 1985 and was named the Most Outstanding Senior Student in the College of Veterinary Medicine. Dr. Baxley owned and practiced veterinary medicine at the Palmetto Animal Hospital in Williamston, South Carolina from 1985 to 1992. He then attended Purdue University Post-Doctoral Studies in Veterinary Pathology from 1992 to 1993. While practicing locum tenens veterinary medicine in Indiana and South Carolina from 1992 to 1996, he also provided practice brokerage services. In 1998, he was a founding member of the Veterinary Practice Sales Group.

         Wesley F. Borgman, D.V.M., Kissimmee, Florida. Dr. Borgman attended the University of Florida as a Florida Academic Scholar from 1990 to 1994. He received his Doctor of

Veterinary Medicine degree from the University of Missouri College of Veterinary Medicine in 1999. He currently practices with his father in Kissimmee, Florida.

         Jerry Case, D.V.M., Savannah, Georgia. Dr. Case is a third generation practicing veterinarian in the Case Veterinary Hospital, P.C. (small animal practice) in Savannah, Georgia. He received his Doctor of Veterinary Medicine degree from the University of Georgia in 1975. Dr. Case has been actively involved in clinical trials for Merial (Merck's veterinary division) and is an active public speaker, giving presentations to veterinarians and their staff members. Dr. Case was twice awarded the American Animal Hospital Association's Excel Award.

         Thomas E. Catanzaro, D.V.M., Golden, Colorado. Dr. Catanzaro graduated from the University of Colorado School of Veterinary Medicine in 1974. He obtained a Masters Degree in Health Care Administration from Baylor University in 1985 and received certification in Healthcare Management from the American College of Healthcare Executives in 1996. He spent two years helping to develop a multi-location, multi-veterinarian system in Europe for the Department of Defense. In 1991, he started Catanzaro & Associates, a veterinary practice consulting firm. He also served as the Director for Hospital Services for AAHA from 1987 to 1991.

         Hubert Doerr, D.V.M., Louisville, Kentucky. Dr. Doerr graduated with honors from Auburn University, College of Veterinary Medicine in 1968. He has practiced small animal medicine since graduating and has successfully owned and managed the Doerr Animal Clinic in Louisville since November 1969.

         Robert Encinosa, D.V.M, Riverview, Florida. Dr. Encinosa completed his Doctor of Veterinary Medicine degree from the University of Florida College of Veterinary Medicine. He founded a four-doctor practice in Riverview, Florida. Dr. Encinosa was a co-host of Talkin' Pets, a national radio talk show, from 1993 to 1995, and is currently the veterinary consultant for Good Day Tampa Bay and other television and radio news shows.

         Tim Fitzpatrick, D.V.M., Vestal, New York. Dr. Fitzpatrick received his Doctor of Veterinary Medicine degree from Cornell University in 1977. He is a small-animal veterinarian, specializing in dogs and cats, and has practiced veterinary medicine since graduation. He owned and practiced at the Veterinary Care Center in Albuquerque, New Mexico from 1978 to 1992. Dr. Fitzpatrick started a pet house call service in Binghamton, New York in 1992 and in 1993 opened Animal Care Hospital in Vestal, New York, where he currently practices. He is a frequent speaker on pet care topics and has appeared on radio and TV relating to animal care topics in both New York and New Mexico.

         Wayne K. Hodsden, D.V.M., Kernersville, North Carolina. Dr. Hodsden graduated from the Cornell University College of Veterinary Medicine in 1974. He has over 20 years of small animal practice experience and has established, bought, operated and sold a number of small animal clinics and hospitals. He also owned and operated Petland pet shop in Manchester, New Hampshire for several years. From 1995 to 1999, Dr. Hodsden established and operated a 122-acre ostrich farm. Currently, he is working on establishing an online business in Kernersville, North Carolina.

         Tim Howell, D.V.M., Indianapolis, Indiana. Dr. Howell has practiced feline medicine at the Cat Care Clinic, an AAHA approved hospital, in Indianapolis, Indiana, since 1988. He received his Doctor of Veterinary Medicine degree from Purdue University in 1971. Dr. Howell is a member of the American Association of Feline Practitioners and a Charter Fellow of the Academy of Feline Medicine.

         Lester Mandelker, D.V.M., Largo, Florida. Dr. Mandelker is currently a practicing veterinarian, owner and director of an AAHA certified hospital where he has been since 1972. He received his Doctor of Veterinary Medicine degree from Michigan State University in 1968. Dr. Mandelker has published a number of articles in journals such as the AVMA, Canine Practice, and Veterinary Forum. He has also contributed to Burns' Veterinary Pharmaceutical Index and published two books on veterinary practice tips. He is also a national speaker on veterinary pharmacology. He currently serves as Pharmacology Consultant for Veterinary Forum and Pharmacology Moderator for the Veterinary Information Network (VIN).

         William M. Martin, D.V.M., Fletcher, North Carolina. Dr. Martin received his Doctor of Veterinary Medicine degree from the University of Georgia in 1961 and has actively practiced since that time. Dr. Martin started the Brevard Animal Hospital in Brevard, North Carolina, in 1964 and started the Fletcher Animal Hospital in Fletcher, North Carolina in 1985. He ran both offices until 1988, when he sold the Brevard Animal Hospital. He currently practices small animal medicine at Fletcher Animal Hospital with two associates and serves on the Henderson County Board of Health. He participated with 10 other veterinarians in organizing the first Animal Emergency Clinic in western North Carolina in 1977 and was instrumental in organizing the Regional Emergency Animal Care Hospital (NEC's successor) in 1999. He is a member of various professional associations, including the AVMA, NCRMA, AHVMA, IVAS and AAVA.

         Richard L. Moore D.V.M., Cartersville, Georgia. Dr. Moore received his Doctor of Veterinary Medicine degree from the University of Tennessee in 1982 and currently owns and operates three veterinary hospitals in Cartersville, Georgia. Dr. Moore has served in a leadership capacity for a number of professional, civic and charitable organizations and received awards of recognition from numerous professional associations. He has served on advisory boards and has assisted in clinical investigations and drug trials for several major drug companies. Currently he sits on the Council of 100 for the AAHA.

         Andrew Schroyer, D.V.M., Lexington, Kentucky. Dr. Schroyer graduated from the Auburn University College of Veterinary Medicine in 1980. Dr. Schroyer has practiced in the small animal area since graduating and has owned and operated several animal clinics in or around Lexington, Kentucky. He currently owns and operates the Animal Care Clinic in Lexington and practices with an emphasis on preventative health.

         Jeffery Werber, D.V.M., Los Angeles, California. Dr. Werber is a well-known "media" veterinarian and is currently the host of Petcetera, his own show on Discovery Channel's Animal Planet. He has also appeared or been a contributor (veterinary medical editor) for such programs as Hour Magazine, ABC-TV's Home Show, Fox-TV's Good Day L.A., ABC-TV's Mike and Maty, Jim J. and Ann, The Leeza Show, and The Caryl and Marilyn Show. He also has appeared on numerous news programs, and co-produced, written for, and hosted over a dozen videos. Dr. Werber currently maintains a small-animal AAHA approved practice in Los Angeles. He also serves as disaster spokesperson for My Pet TV in association with the Humane Society of the

United States, serves as Vice President of Veterinary Affairs for My Pet TV and sits on the Board of Directors of Nightwing Entertainment Group. He received his Doctor of Veterinary Medicine degree from the University of California at Davis.

OUR COMMITMENT TO THE PRIVACY OF OUR VETERINARIANS AND CUSTOMERS

         We have learned from our discussions with individual veterinarians, veterinary groups and veterinary practice consultants that veterinarians highly value their own privacy and that of their clients. Privacy is also a critical issue facing the Internet today. Some laws relating to protecting the privacy of Internet users have already been passed and others are being considered. The Internet, by its "faceless" nature, requires that those using it for commercial purposes must, of necessity, utilize some technologies, such as "cookies," to not only assist vendors and service providers, but also to enhance the Web users' experience and satisfaction. We will also be utilizing some of these technologies. However, we are committed to maintaining, to the extent possible, the privacy of our veterinarian shareholders and other Web site users; accordingly, we do not intend to sell or otherwise provide to third parties veterinary client base information.

EMPLOYEES

         As of July 31, 2000, we had 4 full-time employees. None of our employees is represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.

PROPERTIES AND FACILITIES

         We lease an 800-square foot office facility in Tampa, Florida, for our corporate headquarters. This facility is located in a small one-story office and retail center in a commercial area. This lease commenced on June 15, 2000 and has a one-year term with renewal options. The lease provides for a fixed annual rent of $10,200 until expiration, payable in equal monthly installments of $850. We are also responsible for the cost of property taxes, utilities, repairs, maintenance, alterations, cleaning and insurance. We believe this facility will meet our non-warehouse operational needs for the foreseeable future.

         In addition, we lease and own office equipment and technical equipment and expect to continue leasing the leased equipment after the offering.

LEGAL PROCEEDINGS

         We are not a party to any material pending legal proceedings and, to the best of our knowledge, no such action by or against us has been threatened.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following contains information concerning our directors and executive officers as of July 31, 2000, each of whom we anticipate will continue to serve in the following capacities for us after this offering:

NAME                             AGE   POSITION
----                             ---   --------
James J. Carlstedt               62    President, Chief Executive Officer and Director

Neil L. Colby                    31    Vice President of Operations and Web Site Development,
                                       Treasurer, Director

Svetlana "Lana" P. Colby         29    Vice President of Publishing

Eduardo Garcia, D.V.M.           58    Chairman of Veterinary Affairs and Clinical Director,
                                       Secretary, Director

Seth A. Maloff                   31    Vice President of Business Development, and Assistant
                                       Secretary

         JAMES J. CARLSTEDT has been our President, Chief Executive Officer and a Director since our company was formed. He served as Chairman and CEO of Payors Home Care Systems, Inc., a home health agency, from January 1990 until December 1999. Mr. Carlstedt also served as Executive Director for Uniphy, Inc., a physician-owned multi-services health care company, from 1984 to 1989, as President of the General Partner for Tampa Industrial Developers Ltd. from 1981 through the present, and as General Partner for Trout Creek Partnership Ltd. from 1981 to 1999. Prior to those positions, Mr. Carlstedt served as Chairman and CEO for Carlstedt Associates, Inc. from 1976 to 1982 and as President and COO of Deutsch & Carlstedt, Inc. from 1973 to 1976.

         NEIL L. COLBY, R.PH. has been our Vice President of Operations and Web Site Development, Treasurer and a Director since our company was formed. He has served as Pharmacy Manager for Walgreen's Health Initiative since 1999 where he is responsible for pharmacy operations and management of employees, inventory, payroll, and expense budgets. Mr. Colby served as the Director of Pharmacy and Nursing Administrator for Payors Home Care Systems, Inc. from 1997 to 1999 and as the Director of Pharmacy for Home Health Corporation of America from 1995 to 1997. Mr. Colby also previously served as a Clinical Assistant Professor of Pharmacy Practice at Nova Southeastern University of the Health Sciences, College of Pharmacy, in Ft. Lauderdale, Florida.

         LANA P. COLBY has been our Vice President of Publishing since our company was formed. She previously has served as Special Sales Manager and Academic Sales Manager for CRC Press LLC from February 1998 until December 1999. Prior to those positions, Ms. Colby served as National Accounts Representative for CRC Press LLC from April 1997 until February 1998. From 1995 until 1996, Ms. Colby served as Account Representative for SIRS, Inc., until she was promoted to Managing Editor in 1997. Ms. Colby has also served as a research analyst for the University of Miami and a Program Assistant for American Council of Teachers of Russian.

         EDUARDO GARCIA, D.V.M., has been our Chairman of Veterinary Affairs and Clinical Director and has also served as a Director since our company was formed. He has been a practicing veterinarian with his own practice in Tampa, Florida, since 1968. He has served four terms as a member of the Florida Board of Veterinary Medicine and has served as Officer and Board Member in his local and state association. Dr. Garcia is a consultant for several veterinary marketing services as well as an international lecturer on practice management, client relations and personal growth.

         SETH A. MALOFF is our Vice President of Business Development and Assistant Secretary, positions he has held since joining our company in April 2000. Prior to joining PetsVetsandYou.com, Mr. Maloff was a Senior Consultant and Business Analyst with Fidelity Investments from 1997 to 1999. He was responsible for three information technology development projects, operations management, and data analysis. From 1994 to 1997, he was a Senior Research Analyst and later the Deputy Director of Research for the City of Boston Police Department. He completed his MBA from the Franklin W. Olin Graduate School of Business at Babson College in December 1999.

         Neil L. Colby and Lana P. Colby are husband and wife.

         Each officer is elected by, and serves at the discretion of, our board of directors. James Carlstedt and Seth Maloff are the only officers or directors who currently devote their full time to our affairs. Our non-employee directors devote such time to our business as is necessary to discharge their duties.

BOARD COMPOSITION

         At each annual meeting of our shareholders, all of our directors will be elected to serve from the time of election and qualification until the next annual meeting election. In addition, our bylaws provide that the authorized number of directors, which is a minimum of one and a maximum of fifteen, may be changed only by resolution of the board of directors or the shareholders.

BOARD COMMITTEES

         Our bylaws permit the board of directors to establish such committees from time to time, as it deems necessary and appropriate for the effective management and operation of the Company. The board of directors has not yet established any special or standing committees but anticipates doing so as our operations expand and the number of directors expands.

DIRECTORS' COMPENSATION

         Currently, our directors receive no compensation for their service on the board or attendance at meetings, and we have no specific plans to put any director compensation plan or policy in place at this time. However, in anticipation of the board's expansion and the election of outside directors (non-employees and non-officers) to the board, we do anticipate establishing such a plan at the appropriate time. Directors will be reimbursed for their travel, lodging and other out-of-pocket expenses related to their attendance at board and committee meetings. Further, additional compensation for these directors may be arranged for special projects. No directors' fees have been paid to date. We anticipate that our board of directors will hold regularly scheduled, formal meetings on a quarterly basis.

EXECUTIVE COMPENSATION

         The following table sets forth the total compensation paid to our president and chief executive officer and each other executive officer whose scheduled compensation for 2000 equals or exceeds $60,000 on an annualized basis.

                           SUMMARY COMPENSATION TABLE

Name and Principal Position                          Year      Salary      Bonus
---------------------------                          ----      ------      -----
James J. Carlstedt; President, CEO and Director      2000      $75,000      $--


         We did not pay any compensation to any person who served in the capacity of director or executive officer during the year ended December 31, 1999.

EMPLOYMENT AGREEMENTS

         We currently do not have written employment agreements with any of our management team; however, we do anticipate entering into employment agreements with those members of the management team who will be devoting their full time.

                             PRINCIPAL SHAREHOLDERS

         As of the date of this prospectus, there were 720,300 shares of our Class A common stock outstanding, 300 shares of which were owned by executive officers and directors; 306,650 shares of our Class B common stock issued and outstanding, all of which were owned by our executive officers and directors; and 200,000 shares of our preferred stock, none of which were owned by executive officers and directors other than 3,000 shares owned by Eduardo Garcia, which he purchased in our recently completed private offering. As a result of the anti-dilution provisions in our articles of incorporation, from time to time we expect to issue additional shares of Class B common stock to the holders of Class B common stock so that the number of outstanding shares of Class B common stock will equal 25% of all our outstanding capital stock. The following table sets forth, as of the date of this prospectus, the number of shares of each class of our common stock owned by each person known to us to be the beneficial owner of more than 5% of the outstanding shares of both classes of common stock combined, by each executive officer and director, and by all of our officers and directors as a group. Aggregate percentage ownership is shown both with respect to the Class A and Class B common stock as a whole and also with respect to all classes of capital stock as a whole. The mailing address for each person listed below is 10919 N. Dale Mabry Highway, Tampa, Florida 33618.

                                               Amount and Nature of                  Aggregate % of
                                               Beneficial Ownership                  Ownership(2)(7)
                                            -----------------------------        ------------------------
Name and Address of                         Prior to             After           Prior to         After
Beneficial Shareholder                      Offering          Offering(1)        Offering        Offering
----------------------                      --------          -----------        --------        --------
James J. Carlstedt                           102,316(3)       3,213,466(3)        a) 10.0         a) 10.2
10919 N. Dale Mabry Highway                                                       b)  8.3         b)  8.3
Tampa, Florida 33618

Neil L. Colby                                102,316(3)(4)    3,213,466(3)(4)     a) 10.0         a) 10.2
10919 N. Dale Mabry Highway                                                       b)  8.3         b)  8.3
Tampa, Florida 33618

Svetlana "Lana" P. Colby                     102,316(3)(5)    3,213,466(3)(5)     a) 10.0         a) 10.2
10919 N. Dale Mabry Highway                                                       b)  8.3         b)  8.3
Tampa, Florida 33618

Eduardo Garcia, D.V.M                        113,116(6)       3,223,966(6)        a) 11.0         a) 10.3
10919 N. Dale Mabry Highway                                                       b)  9.2         b)  8.4
Tampa, Florida 33618
                                             -------          ---------          --------        --------
All officers and directors as a
  group (4 persons)                          317,748          9,650,898          a) 31.0%        a) 30.7%
                                             =======          =========          b) 25.8%        b) 25.0%


---------------------------

(1) Assumes all 35,000 units are subscribed for. Does not take into account warrants that may be issued in this offering or currently outstanding options.

(2) Shows a) percentage ownership of Class A and Class B common stock as a single class, and b) percentage ownership of all classes of capital stock (Class A common stock, Class B common stock, and preferred stock) combined.

(3) Includes 100 shares of Class A common stock. All other shares are Class B common stock.

(4) Jointly owned with wife, Lana P. Colby.

(5) Jointly owned with husband, Neil L. Colby.

(6) Includes 10,900 shares of Class A common stock owned by Eduardo Garcia. All other shares are Class B common stock. Does not include 3,000 shares of preferred stock owned by Eduardo Garcia.

(7) Does not include 2,100,000 shares of Class A common stock underlying the warrants or 71,500 shares of Class A common stock issuable under outstanding warrants.

                              CERTAIN TRANSACTIONS

         There are no relationships, transactions, or proposed transactions to which the registrant was or is to be a party, in which any of the named persons set forth in Item 404 of Regulation SB had or is to have a direct or indirect material interest.

                            DESCRIPTION OF SECURITIES

         Our articles of incorporation authorize the issuance of (a) 25,000,000 shares of Class A common stock, (b) 25,000,000 shares of Class B common stock, and (c) 10,000,000 shares of preferred stock. As of the date of this prospectus, we have outstanding 720,300 shares of Class A common stock, 306,650 shares of Class B common stock, and 200,000 shares of preferred stock.

UNITS

         Each Unit consists of 600 shares of Class A common stock, 200 shares of preferred stock, and one warrant to purchase up to 60 shares of Class A common stock. The Class A common stock, preferred stock, and warrants are separately transferable.

COMMON STOCK

         The Class A common stock and Class B common stock are identical in all respects, except for certain anti-dilution rights of the Class B shares as described below.

     VOTING RIGHTS

         Holders of Class A common stock and Class B common stock are entitled to one vote for each share of common stock held on any matters submitted to a vote of holders of common stock, subject to the limited but special voting rights of the holders of preferred stock described below. Holders of common stock do not have cumulative voting rights.

     DIVIDENDS

         Holders of Class A common stock and Class B common stock are entitled to receive ratably any dividends that may be declared by our board of directors out of funds legally available for dividends, subject to the preferential dividend rights of the holders of preferred stock described below.

     ANTI-DILUTION

         Our articles of incorporation provide that holders of the Class B common stock, as a class, are entitled to a 25% equity interest in our company, and the holders of the Class A common stock and preferred stock are entitled, collectively, to a 75% equity interest in our company. Our articles of incorporation further provide that we and our shareholders will take such measures from time to time as are necessary or appropriate to maintain these relative ownership interests. As a result, from time to time we expect to issue additional shares of Class B common stock to the holders of Class B common stock so that the number of outstanding shares of Class B common stock at all times will equal 25% of all our outstanding capital stock. The founders intend and anticipate that the anti-dilution provisions relating to the Class B common stock will be eliminated if and when we register a class of our securities under
Section 12 of the Securities Exchange Act of 1934.

     CONVERSION

         The Class A common stock and the Class B common stock have no conversion rights.

     LIQUIDATION

         If we liquidate, dissolve or wind-up, after payment of our debts and other liabilities and after making provision for the holders of preferred stock described below, our remaining assets will be distributed ratably among the holders of the Class A common stock and the Class B common stock treated as a single class.

PREFERRED STOCK

         Our articles of incorporation contain the designations, rights, powers, preferences, qualifications and limitations of our preferred stock. A copy of our articles of incorporation is filed as an exhibit to the registration statement of which this prospectus is a part. The following is a summary of the terms of the preferred stock.

     ELIGIBLE HOLDERS

         As a continuing condition of ownership of shares of preferred stock, each holder of preferred stock must be (a) duly licensed as a doctor of veterinary medicine in his or her domicile state or an entity a majority of the voting interests of which is owned by duly licensed and practicing veterinary doctors and (b) an owner of Class A common stock. Our board of directors may, in its sole discretion, waive the requirement that a holder of preferred stock be a licensed doctor of veterinary medicine based on his or her professional activities in the veterinary community and work setting.

     RESTRICTIONS ON TRANSFER

         Holders of preferred stock may not transfer, pledge, or otherwise encumber their shares of preferred stock to any other person without our prior written consent, which we may withhold in our reasonable discretion.

     VOTING RIGHTS

         Holders of preferred stock are entitled to one vote for each share of preferred stock held on any matters submitted to a vote of the holders of preferred stock. Holders of preferred stock have voting rights only with respect to matters specifically set forth in our articles of incorporation or as may be granted in our bylaws. These voting rights are as follows:

         - The holders of preferred stock, voting as a separate class, are entitled to elect the minimum number of directors as shall constitute at any time 25% of all the members of our board of directors. The holders of Class A common stock and Class B common stock, voting as a single class, are entitled to elect the remaining number of members of our board of directors.

         - The holders of preferred stock, voting as a separate class, are entitled to elect the entire membership of our Veterinarian Advisory Board.

         - We may not amend, alter, or repeal the terms of the preferred stock so as to adversely affect the holders of the preferred stock without the written consent or affirmative vote of the holders of a majority of then outstanding shares of preferred stock, voting as a separate class.

     DIVIDENDS

         If our board of directors declares a cash dividend, the holders of preferred stock are entitled to receive, before payment of any cash dividend on any other shares of our capital stock, non-cumulative dividends in an amount equal to $0.125 per share of preferred stock. We may not declare or pay any dividend or other distribution to our shareholders until holders of our preferred stock have first received a dividend at such rate. After such payment, the holders of preferred stock are entitled to participate in any dividend declared by us and to receive, ratably with the holders of Class A common stock and Class B common stock, additional dividends in an amount up to $0.1875 per share of preferred stock, and no more. Any dividends payable to holders of the preferred stock are payable only when and as declared by our board of directors.

     ANTI-DILUTION

     There are no anti-dilution provisions associated with the Preferred Stock.

     CONVERSION

     The Preferred Stock has no conversion rights.

     LIQUIDATION

         If we liquidate, dissolve or wind-up, after payment of our debts and other liabilities, holders of our preferred stock are entitled to receive, before any payment is made to the holders of the Class A common stock or the Class B common stock, an amount equal to $1.25 per share of preferred stock, plus any accrued but unpaid dividends on the preferred stock. If upon a liquidation, dissolution or winding up our assets available for distribution to shareholders are insufficient to pay the holders of the preferred stock the full amount to which they are entitled, then the holders of the preferred stock will share ratably in any distribution of our assets in proportion to the respective amounts that would otherwise be payable in respect of the shares of preferred stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

         REDEMPTION

         If a holder of preferred stock ceases to meet the eligibility requirements to hold preferred stock described under "Eligible Holders" above, then we will redeem all of the shares of preferred stock held by the shareholder at a price of $1.25 per share, plus any declared but unpaid dividends on the preferred stock. However, we are not required to pay, during any fiscal year, more than 20% of our after-tax income for the previous year to redeem shares of preferred stock. If we are unable to redeem all of the shares subject to redemption during any fiscal year, we will redeem the maximum number of whole shares possible during such period. If the funds available for redemption are insufficient in any given fiscal year to redeem all of the shares required to be redeemed, we will redeem the maximum number of whole shares possible and will redeem as any shares left unredeemed during such fiscal year as soon as we are permitted to do so.

WARRANTS

         Each warrant entitles the holder thereof, upon exercise, to purchase one share of Class A common stock at a price of $1.25 per share, subject to adjustment. The warrants are exercisable for a period of five (5) years, beginning on the date of this prospectus, subject to our meeting current prospectus requirements for the exercise of the warrants under state and federal securities laws. The warrants will be exercisable during the period during which the registration statement relating to this offering is effective, which period is anticipated to be approximately 18 months. Thereafter, the warrants will be exercisable only at such time as a registration statement relating to the warrants is effective. In any event, the warrants will terminate and no longer be exercisable as of the fifth anniversary of the date of this prospectus. We anticipate that any future registration statement covering the warrants will only be filed in connection with a "qualified public offering" by us. For this purpose, a "qualified public offering" means an offering of our securities pursuant to which a class of our securities is registered under Section 12 of the Securities Exchange Act of 1934. The eligibility criteria for receiving warrants in this offering are as follows:

         - Each investor purchasing units within 30 days of the date the offering becomes effective in the investor's state of residency will receive warrants to purchase up to 60 shares for each unit purchased;

         - Each investor purchasing units within 60 days of the date the offering becomes effective in the investor's state of residency will receive warrants to purchase up to 30 shares for each unit purchased; and

         - Each investor purchasing units within 90 days of the date the offering becomes effective in the investor's state of residency will receive warrants to purchase up to 18 shares for each unit purchased.

Investors not purchasing within the prescribed time period will not be eligible to receive any warrants.

         The exercise price of the warrants and the number and kind of shares of Class A common stock or other securities issuable upon the exercise of warrants are subject to adjustment in certain circumstances including a stock split of, or stock dividend on, the Class A common stock, all as set forth in the Warrant Agreement relating to the issuance of the warrants. There will be no adjustment for the payment of cash dividends, if any, by us on our securities. Holders of the warrants have no voting power and are not entitled to any dividends. In the event we go through any dissolution or winding up, the holders of the warrants will not be entitled to participate in a distribution of our assets.

         In the event that we adopt a resolution to merge, consolidate, or sell all or substantially all of our assets prior to the expiration of the warrants, each warrant holder, upon the proper exercise of his warrant, would be entitled to receive the same treatment as other holders of any other shares of common stock. In the event we adopt a resolution for the liquidation, dissolution or winding-up of our business, we will give written notice of the adoption of such resolution to the registered holders of the warrants. At that time, all liquidation and dissolution rights under the warrants will terminate at the end of 30 days from the date of the notice to the extent not exercised within those 30 days.

         The above summary is subject to the provisions of the warrants and the Warrant Agreement, copies of which were filed as exhibits to our Registration Statement on Form SB-2 with the U.S. Securities and Exchange Commission, of which this prospectus is a part. You should review such exhibits for a detailed description of the provisions thereof as summarized above. See also "Additional Information."

         Upon notice to the warrant holders, we have the right to reduce the exercise price or extend the expiration date of the warrants. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date (or earlier redemption date, if applicable) of such warrants at the offices of the warrant agent, with the form of "Election to Purchase" on the reverse side of the warrant certificate completed and executed as indicated, accompanied by payment of the full exercise price (by certified check payable to the order of the appropriate warrant agent) for the number of warrants being exercised.

         We are required to have a current registration statement on file with the SEC and to effect appropriate qualifications under the laws and regulations of the states in which the holders of the warrants reside in order for warrant holders to exercise and publicly sell the shares of Class A common stock underlying such warrants. We cannot guarantee that our registration statement, of which this prospectus is a part, will remain current or that we will be able to file and have declared effective a new registration statement and maintain it currently, the failure of which would result in the inability of warrant holders to exercise and publicly sell the underlying shares of the Class A common stock.

OPTIONS AND OTHER WARRANTS

         We also have outstanding options to purchase 71,500 shares of our Class A common stock at an exercise price of $1.04 per share and are exercisable for a period of 5 years from the date of their issuance. All of these options have been issued to persons providing consulting or other services to us.

INDEMNIFICATION AND LIMITATION OF LIABILITY

         Florida law authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is adjudged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of Florida law require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the corporation. The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the articles of incorporation or bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the officer or director and incurred by the officer or director in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under Florida law.

         Our bylaws provide for the indemnification of our directors and executive officers to the maximum extent permitted by Florida law and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that the director or executive officer was a party to by reason of the fact that he or she is or was one of our directors or executive officers upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such person is not entitled to indemnification.

         Under Florida law, a director is not personally liable for monetary damages to a corporation or any other person for acts or omissions in his or her capacity as a director except in certain limited circumstances such as certain violations of criminal law and transactions in which the director derived an improper personal benefit. As a result, shareholders may be unable to recover monetary damages against directors for actions taken by them which constitute negligence or gross negligence or which are in violation of their fiduciary duties, although injunctive or other equitable relief may be available.

         The foregoing provisions of Florida law and our bylaws could have the effect of preventing or delaying a person from acquiring or seeking to acquire a substantial equity interest in, or control of, our company.

         We intend sometime in the future to purchase and maintain directors' and officers' insurance in an as yet undetermined amount. This insurance will insure directors and officers against any liability arising out of the director's or officer's status as such, regardless of whether we have the power to indemnify the director or officer against the liability under applicable law.

         We have been advised that in the opinion of the Securities and Exchange Commission insofar as the indemnification provisions referred to above may be invoked to disclaim liability for damages arising under the Securities Act, these provisions are against public policy as expressed in the Act and are, therefore, unenforceable.

TRANSFER AGENT AND WARRANT AGENT

         SunTrust Bank of Atlanta is the transfer agent and registrar for the shares of Class A common stock, Class B common stock, and preferred stock, and is the warrant agent for the warrants.

                              PLAN OF DISTRIBUTION

         We will sell a maximum of 35,000 units (each unit consisting of 600 shares of our Class A common stock and 200 shares of our preferred stock) in this offering and will be selling only to veterinarians and veterinary medicine students. In addition, investors meeting certain conditions relating to the timing of their subscription will be entitled to receive warrants to purchase up to 60 additional shares of Class A common stock. We plan to conduct this offering on a "best efforts" basis through certain of our officers and directors, without the use of any underwriters, broker-dealers or other sellers. However, we may at some point engage one or more underwriters, broker-dealers or sellers to assist in the sale of the units and, if so, will pay commissions to such persons not to exceed 10% of sales made by such persons. The minimum purchase required of an investor is $2,000 (2 units), except for investors who meet certain criteria permitting them to subscribe for a minimum purchase of $1,000 (1 unit). We cannot guarantee that any of the units will be sold.

         The net proceeds to us will be $35 million, minus associated expenses of the offering, if all the units offered are sold and no underwriters, broker-dealers or other sellers are used.

         These securities are offered by us subject to prior sale and to approval of certain legal matters by counsel.

         Certain of our officers and directors will be offering and selling the units on our behalf. Those officers and directors offering the securities on our behalf will be relying on the safe harbor from broker-dealer registration rule set out in Rule 3a4-1. We have been informed by these officers and directors that:

         - they are not subject to statutory disqualification as defined in Section 3(a)(39) of the Securities Exchange Act of 1934;

         - they are not compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

         -        they are not an associated person of a broker or dealer.

         Additionally, our officers and directors offering and selling the units meet the conditions of part (a)(4)(iii) where participation will be restricted to:

         - preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser; provided, however, that the content of such communication is approved by a partner, officer or director of the issuer;

         - responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

         - performing ministerial and clerical work involved in effecting any transaction.

LIMITED STATE REGISTRATION

         We anticipate that we will not be able to register the sale of the units in every state. Therefore, this prospectus shall not be deemed to constitute an offer to sell in any state where failure to register this offering would violate the laws of that state. Any sale of our securities will depend on registration or available exemptions under the Blue Sky laws of states in which the securities are sold.

                        MARKET FOR OUR COMMON EQUITY AND
                           RELATED SHAREHOLDER MATTERS

         Prior to the date hereof, there has been no trading market for any of our securities, including the units and underlying preferred stock and common stock. Although the units and underlying securities are being registered, we do not believe that any trading market will develop for any of our securities in the foreseeable future. Our articles of incorporation generally restrict ownership of the preferred stock to licensed veterinarians. Further, we anticipate that the units will be offered directly by us without the assistance of an underwriter. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for our common stock at any time, now or in the future. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for our common stock. Accordingly, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares.

         All of the shares of our Class A common stock, Class B common stock, and preferred stock currently outstanding were issued pursuant to an exemption from registration under the Securities Act and are "restricted securities" as that term is defined in the Securities Act.

         We have paid no dividends to date on any of our capital stock and do not anticipate paying dividends for the foreseeable future.

                       ORGANIZATION WITHIN LAST FIVE YEARS

         The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from us in connection with this offering.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         No named expert or counsel was hired on a contingent basis. No named expert or counsel will receive a direct or indirect interest in us. No named expert or counsel is or was a promoter, underwriter, voting trustee, director, officer, or employee of ours.

                   CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

         None.

                                  LEGAL MATTERS

         The legality of the securities offered in this prospectus will be passed upon for us by Kalish & Ward, Professional Association, Bank of America Plaza, 101 East Kennedy Blvd., Suite 4100, Tampa, Florida 33602.

                                     EXPERTS

         Our financial statements of June 30, 2000 appearing in this prospectus and registration statement have been audited by Kirkland, Russ, Murphy & Tapp, P.A. independent certified public accountants, as stated in their report appearing herein and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                           HOW TO GET MORE INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549, and at the Commission's Regional Offices located at 7 World Trade Center, Suite 1300, New York, New York, 10048, and 500 West Madison Street, Suite 1400,

Chicago, Illinois 60661. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission.

                              FINANCIAL STATEMENTS

                            PETSVETSANDYOU.COM, INC.
                       (A DEVELOPMENTAL STAGE ENTERPRISE)



                              FINANCIAL STATEMENTS
                                  JUNE 30, 2000
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

Board of Directors and Shareholders
PetsVetsandYou.com, Inc.:

We have audited the accompanying balance sheet of PetsVetsandYou.com, Inc., a development stage enterprise, as of June 30, 2000, and the related statement of operations, Shareholders' equity, and cash flows for the period from January 5, 2000 (date of inception) to June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PetsVestandYou.com, Inc. at June 30, 2000, and results of its operations and its cash flows for the period from January 5, 2000 (date of inception) to June 30, 2000 in conformity with generally accepted accounting principles.



KIRKLAND, RUSS, MURPHY & TAPP
August 1, 2000

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                  BALANCE SHEET

                                  JUNE 30, 2000

                                     ASSETS

Current assets:
    Cash                                                                           $ 858,972
    Prepaid expenses                                                                  43,032
                                                                                   ---------
                  Total current assets                                               902,004

Property and equipment, net                                                            8,411
                                                                                   ---------
                                                                                   $ 910,415
                                                                                   =========

                  LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:

    Payable to shareholder                                                             5,000
                                                                                   ---------
                  Total current liabilities                                            5,000

Shareholders' equity:
    Preferred stock, $.001 par value, 10,000,000 shares authorized, 200,000 shares issued and outstanding, liquidated at an amount
      equal to $1.25 per share, plus any dividends declared                              200
    Common stock:
      Class A, $.001 par value, 25,000,000 shares authorized, 720,300
        shares issued and outstanding                                                    720
      Class B, $.0001 par value, 25,000,000 shares authorized, 306,650 shares
        issued or outstanding                                                             31
    Additional paid-in capital                                                       999,081
    Deficit accumulated during the development stage                                 (94,617)
                                                                                   ---------
                  Total Shareholders' equity                                         905,415
                                                                                   ---------
                                                                                   $ 910,415
                                                                                   =========

See accountants' audit report and accompanying notes to financial statements.

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF OPERATIONS

               FOR THE PERIOD JANUARY 5, 2000 (DATE OF INCEPTION)
                                TO JUNE 30, 2000

Operating expenses:
  General and administrative expenses            $  94,617
                                                 ---------
     Total operating expense                        94,617

      Net loss                                   $ (94,617)
                                                 =========
Basic and diluted net loss per share             $    (.60)
                                                 =========

Basic and diluted weighted average number of
   common shares outstanding                       157,194
                                                 =========

See accountants' audit report and accompanying notes to financial statements.

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                        STATEMENT OF SHAREHOLDERS' EQUITY

             FOR THE PERIOD FROM JANUARY 5, 2000 (DATE OF INCEPTION)
                                TO JUNE 30, 2000

                                                                                                    DEFICIT
                                                                                                  ACCUMULATED
                                                          CLASS A     CLASS B     ADDITIONAL        DURING            TOTAL
                                             PREFERRED     COMMON     COMMON       PAID-IN        DEVELOPMENT      SHAREHOLDERS'
                                               STOCK       STOCK      STOCK         CAPITAL          STAGE            EQUITY
                                                ----         ---       ----         -------         -------          --------
Balances at January 5, 2000                    $ --          --         --              --              --                --

January 20, 2000, initial contribution:
  300 shares of Class A
  common stock at $.001
  per share                                      --          --         --              --              --                --

  76,500 shares of Class B
  common stock for
  $.0001 per share                                --          --          8              --              --                 8

June 8, 2000, initial
  contribution of 230,000 shares
  of Class B common stock for
  $.0001 per share                                --          --         23              --              --                23

June 20, 2000, sale of 200,000
  shares of preferred stock at
  $1.25 per share                                200          --         --         249,800              --           250,000

June 20, 2000, sale of 720,000
  shares of Class A common
  stock at $1.04 per share                        --         720         --         749,281              --           750,001

  Net loss                                        --          --         --              --         (94,617)          (94,617)
                                                ----         ---       ----         -------         -------          --------
  Balances at June 30, 2000                     $200         720         31         999,081         (94,617)          905,415
                                                ====         ===       ====         =======         =======          ========



See accountants' audit report and accompanying notes to financial statements.

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                             STATEMENT OF CASH FLOWS

             FOR THE PERIOD FROM JANUARY 5, 2000 (DATE OF INCEPTION)
                                TO JUNE 30, 2000

Cash flows from operating activities:
    Net loss                                                              $   (94,617)
    Depreciation                                                                1,349
    Increase in prepaid expenses                                              (43,000)
    Increase in payable to shareholder                                          5,000
                                                                          -----------
                        Net cash used in operating activities                (131,268)
                                                                          -----------
Cash flows from investing activities:
    Purchase of property and equipment, net                                    (9,760)
                                                                          -----------
                        Net cash used in investing activities                  (9,760)
                                                                          -----------
Cash flows from financing activities:
    Capital contributions                                                   1,000,000
                                                                          -----------
                        Net cash provided by financing activities           1,000,000
                                                                          -----------

Net increase in cash                                                          858,972

Cash at beginning of period                                                        --
                                                                          -----------
Cash at end of period                                                     $   858,972
                                                                          ===========
Supplemental disclosure of non-cash investing and financing activities:
    Receivable issued for common stock                                    $        32
                                                                          ===========




See accountants' audit report and accompanying notes to financial statements.

                            PETSVETSANDYOU.COM, INC.

                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS

                                  JUNE 30, 2000

(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (a)      Description of Business

                  PetsVetsandYou.com, Inc. (Company), a developmental stage enterprise, is developing a comprehensive pet supply and information Web site, which will provide a comprehensive inventory of the pet-related products, along with selling Web hosting services, staff training and educational services and buying group services to veterinarian shareholders and affiliates.

         (b)      Cash and Cash Equivalents

                  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

         (c)      Property and Equipment

                  Property and equipment are stated at cost. Depreciation on property and equipment is calculated on the straight-line method over the estimated useful lives ranging from three to five years.

         (d)      Income Taxes

                  Effective January 5, 2000, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         (e)      Estimates

                  In preparing financial statements in conformity with generally accepted accounting principles, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


                                                                     (continued)

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

(1)      DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         - CONTINUED

         (f)      Start-Up Costs

                  The Company adopted the Statement of Position 98-5, Reporting on the Costs of Start-Up Activities (SOP 98-5), which requires that preopening and other start-up costs be expensed as incurred rather than capitalized. The adoption has been made effective as of the date of inception.

         (g)      Concentration of Credit Risk

                  The Company maintains cash balances in financial institutions. Occasionally, deposits exceed amounts insured by the Federal Deposit Insurance Corporation.

         (h)      Advertising and Promotional Costs

                  Advertising and promotional costs are expensed as incurred and are included in general and administrative expense in the accompanying statement of operations. Total advertising and promotional expense approximated $1,300 for the period ended June 30, 2000.

(2)      PROPERTY AND EQUIPMENT, NET

         Property and equipment, net consist of the following at June 30, 2000:

                    Computer equipment                           $  5,599
                    Display graphics                                4,161
                                                                 --------
                                                                    9,760
                    Less accumulated depreciation                  (1,349)
                                                                 --------
                                                                 $  8,411
                                                                 ========

(3)      LEASES

         The Company entered into an agreement on June 15, 2000, to lease approximately 800 square feet of office space from an independent party in Tampa, Florida. The facility is located at 10919 North Dale Mabry Highway, Tampa, Florida. The lease expires on June 14, 2001. The monthly lease payments are $850, plus applicable sales tax.

                                                                     (continued)

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

(4)      SHAREHOLDERS' EQUITY

         (a)      Preferred Stock

                  During 2000, the Company issued 200,000 shares of preferred stock at an aggregate price of $250,000. As a condition of ownership of shares of Preferred Stock, each holder must be a licensed and actively practicing Doctor of Veterinary Medicine, or an entity of which a majority of the voting interests is owned by such a licensed and practicing veterinary doctor, and such holder must own Class A Stock.

                  The holders of the Preferred Stock are entitled to one vote for each share of Preferred Stock held concerning matters specifically related to the Preferred Shareholders. The holders of Preferred Stock are entitled to elect the minimum number of directors that constitute at least twenty-five percent of all members of the Board of Directors. The holders of the Preferred Stock are entitled to elect the members of the Company's Veterinarian Advisory Board. The issued shares of Preferred Stock are generally non-transferable.

                  Dividends for the Preferred Stock are non-cumulative. No dividends have been declared as of June 30, 2000. The Company shall redeem any or all shares of Preferred Stock then issued and outstanding at a price of $1.25 per share (subject to adjustment for stock dividend or stock split) plus any declared but unpaid dividends to a holder ceasing to meet the eligibility requirements of a Preferred Stockholder.

         (b)      Class A Stock

                  The holders of Class A Stock are not entitled to vote on any matters except as required by the Florida Business Corporations Act.

                  The holders of Class A Stock are to share any and all dividends declared and payable with the holders of Class B Stock on share for share basis, subject to the rights of the holders of Preferred Stock.

                  Subject to the preferential rights of the holders of Preferred Stock, holders of Class A and Class B Stock will share upon liquidation or dissolution of the Company on a share for share basis, the assets of the Company available for distribution to its shareholders.

                  As of June 30, 2000, 720,300 shares of Class A Stock had been issued for an aggregate price of $750,001.

                                                                     (continued)

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                    NOTES TO FINANCIAL STATEMENTS - CONTINUED

(4)      SHAREHOLDERS' EQUITY - CONTINUED

         (c)      Class B Stock

                  The voting power of the Company is vested solely in the Class B stock, subject to certain limited but special voting rights of the holders of the Preferred Stock. Holders of the Class B Stock are entitled to one vote for each share of Class B stock held.

                  The holders of Class B Stock are to share any and all dividends declared and payable with the holders of Class A Stock on share for share basis, subject to the rights of the holders of Preferred Stock.

                  Subject to the preferential rights of the Preferred Shareholders, holders of Class A Stock and Class B Stock will share, upon liquidation or dissolution of the Company on a share for share basis, the assets of the Company available for distribution to its shareholders.

                  As of June 30, 2000, 306,650 shares of Class B Stock had been issued for an aggregate price of $31.

(5)      INCOME TAXES

         The Company had no income tax expense as of June 30, 2000, due to its operating loss. Such loss, subject to certain limitations, expires in 2015. To the extent that the Company has taxable net income, the loss carryforward will be used to offset the taxable income.

         Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of June 30, 2000 are as follows:

         Deferred tax assets:
                  Net operating loss                               $ 35,000
                  Valuation allowance for deferred tax assets       (35,000)
                                                                   --------
                  Net deferred tax assets                          $     --
                                                                   ========

(6)      COMMITMENTS AND CONTINGENCIES

         (a)      Public Offering

                  The Company is seeking financing through a public offering of their Preferred Stock and Class A Common Stock. This public offering is contingent on the Company providing investors with audited financial statements.

                                                                     (continued)

                            PETSVETSANDYOU.COM, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO FINANCIAL STATEMENTS - CONTINUED

(6)      COMMITMENTS AND CONTINGENCIES - CONTINUED

         (b)      Potential Legal Claims

                  The Company recognizes that claims may arise during the normal course of business, however, currently the Company's management and legal counsel are unaware of any pending, threatened or unasserted claims made against management.

(7)      EARNINGS (LOSS) PER SHARE

         Basic and diluted net loss per common share is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding during the period.

(8)      SUBSEQUENT EVENTS

         During July 2000, the Company issued 71,500 non-qualified options to purchase Class A common stock at an exercise price of $1.04. The options are exercisable up to five years.

         The Company anticipates that prior to the effective date of its registration statement, it will amend its articles of incorporation to give the Class A Common Stock voting rights pari passu with the Class B Common Stock.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The registrant's Board of Directors is authorized under Section
607.0850 of the Florida Business Corporation Act ("FBCA") and by its bylaws to provide general indemnification to its officers, directors, employees and agents regarding any claims or liabilities incurred by them while acting within the scope of their duties as such or in the course of their employment or while serving at the request of the registrant as a director, officer, employee or agent of another enterprise, so long as such person acted in good faith and in a manner he or she reasonably to be in, or not opposed to, the best interests of the registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

SEC registration fee................................................ $9,933
Blue Sky fees and expenses..........................................     **
Legal fees and expenses.............................................     **
Accounting fees and expenses........................................     **
Printing and engraving..............................................     **
Transfer agent fees.................................................     **
Miscellaneous.......................................................     **
                                                                     ------
Total............................................................... $   **
                                                                     ======

-------------------------
  * All expenses will be paid by Registrant and, other than the SEC registration fee, are estimated.

 **  To be supplied by amendment.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

 SHARES ISSUED TO FOUNDING INVESTORS AS PART OF THE ORGANIZATION OF THE COMPANY,
                             AS OF JANUARY 20, 2000

                                      CLASS A        CLASS A        CLASS B         CLASS B
             SUBSCRIBER               SHARES      CONSIDERATION      SHARES      CONSIDERATION
             ----------               ------      -------------      ------      -------------
James J. Carlstedt                      100           $ -0-          25,550          $10.33
Eduardo Garcia, D.V.M.                  100           $ -0-          25,550           10.33
Lana Colby and Neil Colby, as
Tenants by the Entireties               100           $ -0-          25,550           10.33
                                        ---           -----          ------          ------
                                        300           $ -0-          76,650          $31.00
                                        ===           =====          ======          ======

    UNITS* PURCHASED BY SUBSCRIBERS, IN CONNECTION WITH THE PRIVATE OFFERING,
                          AND ISSUED AS OF JUNE 8, 2000

                                                                   NO. OF
                            SUBSCRIBER                              UNITS   CONSIDERATION
                            ----------                              -----   -------------
Able, Bell, Matchette and Norris, partnership                         1        $5,000

Dr. J. Daniel Adamson and Catherine A. Adamson, as Joint Tenants
with Rights of Survivorship                                           2        10,000

Dr. and Mrs. Jerry L. Bancroft, Tenants by the Entirety               4        20,000

Dr. Tim Banker and Mrs. Mary Banker, as Tenants by the Entirety       2        10,000

Dr. James G. Barrie and Kathleen P Barrie, as Joint Tenants with
Rights of Survivorship                                                2        10,000

James E. Baxley, Jr. and Elizabeth Baxley, as Joint Tenants with
Rights of Survivorship                                                2        10,000

Dr. Harold W. Black                                                   4        20,000

Barry R. Bonnville                                                    1         5,000

Henry P. Brooks, Jr.                                                  4        20,000

Dr. L. Franklin Brown and Amelia B Brown, as Joint Tenants with
Rights of Survivorship                                                1         5,000

Wesley F. Borgman                                                     1         5,000

Bush Animal Clinic, P.C.                                              1         5,000

Drs. Mark & Deborah Butler, as Tenants by the Entirety                1         5,000

Dr. George Robert Campbell                                            2        10,000

John Michael Canipe and Corina Dawn Canipe, as Tenants by the
Entirety                                                              2        10,000

Dr. Jerry Case                                                        4        20,000

Kerry N. Chatham and Karen N. Chatham, as Joint Tenants with
Rights of Survivorship                                                2        10,000

Robert E. Cope, Trustee                                               2        10,000

Robert Anthony Crider                                                 2        10,000

Dr. Claude E. Curry and Linda T. Curry, as Joint Tenants with
Rights of Survivorship                                                2        10,000

Dr. Nancy Decker                                                      2        10,000

    UNITS* PURCHASED BY SUBSCRIBERS, IN CONNECTION WITH THE PRIVATE OFFERING,
                          AND ISSUED AS OF JUNE 8, 2000


                                                                   NO. OF
                            SUBSCRIBER                              UNITS   CONSIDERATION
                            ----------                              -----   -------------
Dr. Robert P. Dilbone and Margaret H. Dilbone, as Joint Tenants
with Rights of Survivorship                                           2        10,000

Dr. Hubert R. Doerr                                                   4        20,000

Dr. Paul R. Douglass                                                  4        20,000

Dr. Robert H. Encinosa, Jr. and Cheryl L. Encinosa, as Tenants by
the Entirety                                                          2        10,000

Fairfax Animal Clinic, Inc.                                           2        10,000

Timothy L. Fitzpatrick                                                4        20,000

Charles E. Franklin                                                   4        20,000

Dr. Eduardo Garcia                                                    3        15,000

Dr. G.R. Ghabbour                                                     1         5,000

Walter B. Gregg, Jr.                                                  2        10,000

Henry A. Hart, III, D.V.M.                                            1         5,000

Melvin L. Helphry, as Trustee Trust                                   4        20,000

Dorsey G. Hightower and Sandra L. Hightower as Trustees               2        10,000

Stephen G. Hendrix                                                    2        10,000

Dr. Tim Howell and Frieda Howell, Joint Tenants with Rights of
Survivorship                                                          4        20,000

Wayne K. Hodsden and Barbara A. Hodsden, as Joint Tenants with
Rights of Survivorship                                                4        20,000

Dr. Peter Hulse                                                       2        10,000

Dr. Campbell Carr Hyatt III                                           1         5,000

Stephen C. Jaffe and Ingrid D. Jaffe, as Tenants by the Entirety      1         5,000

Randall L. Lange and Christy C. Lange, as Tenants by the Entirety     2        10,000

Dr. Terrence S. Keene and Mrs. Lisa L. Keene, as Joint Tenants by
the Entirety                                                          4        20,000

Steve M. Ladd                                                         1         5,000

Dr. Teresa L. Lightfoot                                               2        10,000

    UNITS* PURCHASED BY SUBSCRIBERS, IN CONNECTION WITH THE PRIVATE OFFERING,
                          AND ISSUED AS OF JUNE 8, 2000

                                                                   NO. OF
                            SUBSCRIBER                              UNITS   CONSIDERATION
                            ----------                              -----   -------------
Tommy J. Little                                                       4        20,000

Dr. J. Martin Losey II and Kay K. Losey, as Joint Tenants with        2        10,000
Rights of Survivorship

Robert H. Lynch                                                       2        10,000

Ross D. McKinlay                                                      1         5,000

Dr. Lester Mandelker                                                  1         5,000

Dr. William M. Martin and Willa Dee Martin, Joint Tenants with
Rights of Survivorship                                                4        20,000

James W. Mason, Trustee                                               4        20,000

Dr. James A. Mayer                                                    4        20,000

Dr. William Bev McClain                                               4        20,000

Dr. Richard L. Moore and Joan M. Moore, as Tenants by the Entirety    4        20,000

Dr. P. Charles Moyers                                                 2        10,000

Dr. Harold E. Ott                                                     4        10,000

Dr. Paul L. Plummer and Sonja, as Joint Tenants with Rights of
Survivorship                                                          2        10,000

Gary A. Pope                                                          2        10,000

Joseph Priest and Dolores Priest, as Joint Tenants with Rights of     2        10,000
Survivorship

Dr. Patrick Proctor and Pamela Proctor, as Joint Tenants with
Rights of Survivorship                                                2        10,000

Jerome B. Ramey, Sr.                                                  4        20,000

Dr. Ralph W. Raymond and Judy L. Raymond, as Tenants by the           2        10,000
Entirety

Dr. Harold F. Reece and Clarice Reece, as Tenants by the Entirety     4        20,000

Howard Rennecker                                                      2        10,000

Dr. John N. Rife and Kathleen Rife, as Joints Tenants with Rights
of Survivorship                                                       2        10,000

Dr. Carlos L. Saavedra and Maria L. Saavedra, as Tenants by the       1         5,000
Entirety

    UNITS* PURCHASED BY SUBSCRIBERS, IN CONNECTION WITH THE PRIVATE OFFERING,
                          AND ISSUED AS OF JUNE 8, 2000

                                                                   NO. OF
                            SUBSCRIBER                              UNITS   CONSIDERATION
                            ----------                              -----   -------------
Dr. Andrew P. Schroyer and Charlsey, as Joint Tenants with Rights
of Survivorship                                                       4        20,000

Dr. Brian M. Shaw                                                     1         5,000

Dr. Stephen Shores                                                    4        20,000

Dr. Arthur M. Simon                                                   1         5,000

Dr. and Mrs. Richard J. Smolen, as Tenants by the Entirety            3        15,000

Steven R. Smolen                                                      1         5,000

Dr. Richard A. Solwitz                                                4        20,000

Dr. Frederik R. Tellekamp                                             1         5,000

Dr. Samuel B. Vaughn                                                  4        20,000

Plant City Animal Hospital, Inc.                                      1         5,000

W. Doyle Watson, as Custodian                                         4        20,000

Dr. Ronald E. Whitford                                                2        10,000

Dr. H. L. Whitley, Jr.                                                4        20,000

Dr. Thomas F. Whitley                                                 1         5,000

Dr. Charles Williston and Dr. Jane Williston, as Joint Tenants
with Rights of Survivorship                                           4        20,000
                                                                   ----
                                                                    200
                                                                   ====

* Each Unit is comprised of 3,600 shares of Class A common stock, par value $.001 per share and 1,000 shares of preferred stock, par value $.001 per share

        THE FOLLOWING SHARES OF CLASS B STOCK WERE ISSUED PURSUANT TO THE ANTI-DILUTION PROVISION SET FORTH UNDER THE ARTICLES OF INCORPORATION OF THE
               COMPANY IN CONNECTION WITH THE RECENTLY COMPLETED
   PRIVATE OFFERING BY THE COMPANY. SUCH SHARES WERE ISSUED AS OF JUNE 8, 2000

               SUBSCRIBER                                       CLASS B SHARES
               ----------                                       --------------
James J. Carlstedt                                                  76,666 2/3
Eduardo Garcia, D.V.M.                                              76,666 2/3
Lana Colby and Neil Colby, as Tenants by the
Entireties                                                          76,666 2/3
                                                                   -------
                                                                   230,000
                                                                   =======

         The units were issued pursuant to and in reliance upon Regulation D and Rule 504 under the Securities Act of 1933, as amended. All other transactions were made in reliance upon Section 4(2) of the Securities Act of 1933, as amended, for transactions not involving a public offering.

27. EXHIBITS.

     The following is a list of exhibits filed as part of this Registration
Statement:

Exhibit                                                                         Method of
Number                Description of Document                                    Filing
------                -----------------------                                    ------
3.1   -- Articles of Incorporation of Registrant..........................   Filed herewith
3.2   -- Bylaws of Registrant.............................................   Filed herewith
4.1   -- Specimen Common Stock Certificate of Registrant..................   *
4.2   -- Warrant Certificate and Warrant Agreement of
         Registrant.......................................................   *
4.3   -- See Exhibit 3.1 and 3.2 for provisions in Registrant's Articles of Incorporation and Bylaws defining the rights of holders of
            Registrant's Securities.......................................   Filed herewith
5.1   -- Counsel's Opinion re: legality of securities.....................   *

10.1 - 10.__ -- Material Contracts........................................   *

10.4  -- Form of Stock Option Agreement for Consultants...................
23.1  -- Consent of Independent Certified Public Accountants..............   Filed herewith
23.3  -- Consent of Counsel (to be included in its opinion to be
            filed as Exhibit 5.1).........................................   *
24.1  -- Powers of Attorney of Directors and Executive Officers
            (included on the Signature Page of this
            Registration Statement).......................................   Filed herewith

----------------------------------------
 *  To be filed by Amendment

ITEM 28. UNDERTAKINGS.

     Registrant hereby undertakes:

         (a)(1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) include any additional changed material information on the plan of distribution.

         (2) for determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) file a post-effective amendment to remove from the registration statement any of the securities that remain unsold at the end of the offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and has authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Tampa, Florida, on August 17, 2000.


                                    PETSVETSANDYOU.COM, INC.



                                    By: /s/ James J. Carlstedt
                                        ----------------------------------------
                                        James J. Carlstedt, President


         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James J. Carlstedt his true and lawful attorney-in-fact and agent with full power of substitution, for and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

               SIGNATURE                              TITLE                                    DATE
               ---------                              -----                                    ----

   /s/  James J. Carlstedt              President, Chief Executive Officer,               August 17, 2000
---------------------------------                   and Director

   /s/  Neil L. Colby                   Vice President of Operations and Web              August 17, 2000
---------------------------------         Site Development, Treasurer, and
                                                      Director

   /s/  Eduardo Garcia                  Vice President of Veterinary Affairs              August 17, 2000
---------------------------------       and Clinical Director, and Director